           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

                          dated as of October 9, 1996


                                 by and among


                                AMAX GOLD INC.,

                           AMAX RUSSIA CORPORATION,

                         CYPRUS AMAX MINERALS COMPANY,

                              CYPRUS GOLD COMPANY

                                      and

                        CYPRUS MAGADAN GOLD CORPORATION

                               TABLE OF CONTENTS
                               -----------------


               This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

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                                   ARTICLE I

                                  THE MERGER

        1.01   The Merger..........................................................       2
        1.02   Effective Time......................................................       2
        1.03   Conversion of Shares................................................       2
        1.04   Closing.............................................................       3
        1.05   Certificate of Incorporation and Bylaws of the Surviving Corporation.      3
        1.06   Directors and Officers of the Surviving Corporation.................       4
        1.07   Effects of the Merger...............................................       4
        1.08   Closing Shares and Production Shares................................       4
        1.09   Contingent Payment Shares; Additional Deposits......................       4
        1.10   Assignment of Right to Receive Additional Consideration.............       5
        1.11   Adjustments to Consideration........................................       5
        1.12   Further Assurances..................................................       5

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CYPRUS

        2.01   Organization of Cyprus..............................................       6
        2.02   Authority...........................................................       6
        2.03   Organization of Cyprus Gold.........................................       7
        2.04   Organization of Magadan.............................................       7
        2.05   Capital Stock.......................................................       7
        2.06   Financial Statements of Magadan.....................................       7
        2.07   Ownership of Magadan and Omolon Shares..............................       8
        2.08   No Agreements Relating to Magadan Common Stock or the Omolon Shares.       8
        2.09   Brokers.............................................................       8
        2.10   No Conflicts........................................................       8
        2.11   Taxes...............................................................       9
        2.12   Certain Information Supplied........................................       9
        2.13   Representations and Warranties with Respect to Omolon...............       9
        2.14   Furnishing of Certain Documents.....................................      12


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        2.15   No Default..........................................................      12
        2.16   Environmental Matters...............................................      13
        2.17   Project Status......................................................      13
        2.18   Accuracy of Information.............................................      13

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF AMAX GOLD

        3.01   Organization........................................................      14
        3.02   Authority...........................................................      14
        3.03   No Conflicts........................................................      15
        3.04   Capital Stock.......................................................      15
        3.05   Brokers.............................................................      16

                                   ARTICLE IV

                       COVENANTS OF CYPRUS AND AMAX GOLD

        4.01   Regulatory and Other Approvals......................................      16
        4.02   Investigation by Cyprus and Amax Gold...............................      17
        4.03   Conduct of Business.................................................      17
        4.04   Notice and Cure.....................................................      18
        4.05   Fulfillment of Conditions...........................................      18

                                   ARTICLE V

                              COVENANTS OF CYPRUS

        5.01   Books and Records...................................................      19
        5.02   Consent to Issuance of Shares.......................................      19
        5.03   OPIC Insurance......................................................      19
        5.04   Taxes...............................................................      19
        5.05   Contribution of Intercompany Debt...................................      20
        5.06   Additional Financing Agreements.....................................      20
        5.07   Additional Equity Contribution......................................      21
        5.08   Gold Sales Arrangements.............................................      21


                                   ARTICLE VI

                             COVENANTS OF AMAX GOLD

        6.01   Consent Solicitation Statement......................................      21

                                     -ii-
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                                   ARTICLE VII

               CONDITIONS TO OBLIGATIONS OF AMAX GOLD AND AMAX RUSSIA

        7.01   Representations and Warranties......................................      22
        7.02   Performance.........................................................      22
        7.03   Officers' Certificates..............................................      22
        7.04   Orders and Laws.....................................................      22
        7.05   Regulatory Consents and Approvals...................................      23
        7.06   Third Party Consents................................................      23
        7.07   Opinions of Counsel.................................................      23
        7.08   Good Standing Certificates..........................................      23
        7.09   Resignations of Directors and Officers..............................      24
        7.10   Proceedings.........................................................      24
        7.11   Stockholders' Approval..............................................      24
        7.12   Financing Agreements................................................      24
        7.13   OPIC Insurance......................................................      25
        7.14   Omolon Shares.......................................................      25
        7.15   Exploration Funding under Financing Agreements......................      25
        7.16   Additional Debt Financing and Equity; Gold Sales Arrangements.......      25
        7.17   North Vein Agreements...............................................      26
        7.18   Absence of Material Adverse Effect..................................      26

                                  ARTICLE VIII

                CONDITIONS TO OBLIGATIONS OF CYPRUS AND MAGADAN

        8.01   Representations and Warranties......................................      26
        8.02   Performance.........................................................      26
        8.03   Officers' Certificates..............................................      26
        8.04   Orders and Laws.....................................................      27
        8.05   Regulatory Consents and Approvals...................................      27
        8.06   Third Party Consents................................................      27
        8.07   Proceedings.........................................................      27
        8.08   Opinions of Counsel.................................................      27

                                   ARTICLE IX

                 POST-CLOSING AGREEMENTS CONCERNING THE PROJECT

        9.01   Intention of the Parties............................................      28
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                                     -iii-
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        9.02   Obligations of Amax Gold in Connection With the Financing
               Agreements, the Amended Financing Agreements or the
               Subordinated Loan Agreement.........................................      28
        9.03   Obligations of Cyprus in Connection With the Financing
               Agreements or the Amended Financing Agreements or the
               Subordinated Loan Agreement.........................................      29
        9.04   Additional Obligations Following Demand By The Project Lenders......      29
        9.05   Project Liquidity Needs.............................................      31
        9.06   Obligations of Omolon...............................................      33
        9.07   Termination of Rights and Obligations...............................      33
        9.08   Debt Prepayment.....................................................      33
        9.09   Operating Supplies..................................................      34

                                   ARTICLE X

                          SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

        10.01  Survival of Representations, Warranties, Covenants and Agreements...      35

                                   ARTICLE XI

                                INDEMNIFICATION

        11.01  Other Indemnification...............................................      36
        11.02  Method of Asserting Claims..........................................      37

                                  ARTICLE XII

                                  TERMINATION

        12.01  Termination.........................................................      39
        12.02  Effect of Termination...............................................      40

                                  ARTICLE XIII

                                  DEFINITIONS

        13.01  Definitions.........................................................      41

                                  ARTICLE XIV
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                                     -iv-
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                                 MISCELLANEOUS

        14.01  Notices.............................................................      52
        14.02  Entire Agreement....................................................      53
        14.03  Expenses............................................................      53
        14.04  Public Announcements................................................      53
        14.05  Confidentiality.....................................................      54
        14.06  Further Assurances; Post-Closing Cooperation........................      54
        14.07  Waiver..............................................................      56
        14.08  Amendment...........................................................      56
        14.09  No Third Party Beneficiary..........................................      56
        14.10  No Assignment; Binding Effect.......................................      56
        14.11  Headings............................................................      57
        14.12  Invalid Provisions..................................................      57
        14.13  Governing Law.......................................................      57
        14.14  Counterparts........................................................      57
        14.15  Specific Enforcement................................................      57

          This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION dated as of October 9, 1996 is made and entered into by and among Amax Gold Inc., a Delaware corporation ("Amax Gold"), Amax Russia Corporation, a Delaware
                       ---------
corporation wholly-owned by Amax Gold ("Amax Russia"), Cyprus Amax Minerals
                                        -----------
Company, a Delaware corporation ("Cyprus"), Cyprus Gold Company, a Delaware
                                  ------
corporation and an indirect wholly-owned subsidiary of Cyprus ("Cyprus Gold")
                                                                -----------
and Cyprus Magadan Gold Corporation, a Delaware corporation wholly-owned by Cyprus Gold ("Magadan").
              -------

          WHEREAS, Magadan has contributed 50% of the authorized capital to, and owns 50% of the shares of common stock ("Omolon Shares") of, Omolon Gold Mining
                                         -------------
Company, a closed joint stock company organized under the laws of the Russian Federation ("Omolon");
             ------

          WHEREAS, since November 1993, when Cyprus Minerals Company merged with AMAX Inc. and acquired its interest in Amax Gold, Cyprus has anticipated rationalizing its ownership of gold prospects through offering its gold prospects that became sufficiently attractive for development to Amax Gold, and Amax Gold has included as part of its growth strategy the possible acquisition of gold prospects held by Cyprus;

          WHEREAS, in furtherance of these strategies, Amax Gold and Cyprus have cooperated in the development of the Project by Omolon, and the debt financing initially anticipated to be necessary to reach Project Completion had been arranged by means of the Financing Agreements (as such capitalized terms are defined herein);

          WHEREAS, the Board of Directors of Amax Gold, the Special Committee thereof and the Board of Directors of Cyprus each determined that it was advisable and in the best interests of their respective stockholders to consummate, and each approved the acquisition of Magadan by Amax Gold by means of a merger (the "Merger") to be effected pursuant to the Agreement and Plan of Merger, initially executed as of January 24, 1996, among Amax Gold, Amax Russia, Cyprus, Cyprus Gold and Magadan (the "Merger Agreement");

          WHEREAS, primarily as a result of increased costs for the Project, finalization of the Merger has been delayed, and Amax Gold and Cyprus have determined that approximately an additional $48 million for capital costs will be required;

          WHEREAS, Cyprus is in the process of securing the remaining required financing from the following sources: $30 million from the proceeds of additional debt financing under Amended Financing Agreements with the Project Lenders; $6 million from the Additional Equity Contribution to Omolon and $14 million under a Subordinated Loan Agreement;

          WHEREAS, Magadan is proposed to be acquired by Amax Gold subject to the terms of the debt financing; and

          WHEREAS, Amax Gold, Amax Russia, Cyprus, Cyprus Gold and Magadan desire to amend and restate the Merger Agreement primarily to incorporate the terms of the revised debt financing, which financing is a condition to the Merger;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

          1.01  The Merger.  At the Effective Time (as defined in Section 1.02),
                ----------
upon the terms and subject to the conditions of this Agreement, Amax Russia shall be merged with and into Magadan in accordance with the General Corporation Law of the State of Delaware (the "DGCL"). Magadan shall be the surviving
                                   ----
corporation in the Merger (the "Surviving Corporation").  Amax Russia and
                                ---------------------
Magadan are sometimes referred to herein as the "Constituent Corporations".  As
                                                 ------------------------
a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Section 1.03.

          1.02  Effective Time.  Immediately prior to the Closing (as defined in
                --------------
Section 1.04), a certificate of merger (the "Certificate of Merger") shall be
                                             ---------------------
duly prepared and executed by the Constituent Corporations and delivered to the Secretary of State of the State of Delaware for filing, as provided in Section 251 of the DGCL. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of Delaware (the date and time of such filing being referred to herein as the "Effective Time").
                                                     --------------

          1.03  Conversion of Shares.  At the Effective Time, by virtue of the
                --------------------
Merger and without any action on the part of the holder thereof:

                (a) Capital Stock of Amax Russia.  Each issued and outstanding
                    ----------------------------
share of the common stock, par value $100 per share, of Amax Russia ("Amax
                                                                      ----
Russia Common Stock") shall be converted into and become one fully paid and
-------------------
nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). Each certificate
                  ----------------------------------
representing outstanding shares of Amax Russia Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

                (b) Magadan Common Stock.  The 1,000 issued and outstanding
                    --------------------
shares of common stock, par value $1.00 per share, of Magadan (the "Magadan
                                                                    -------
Common Stock") shall be converted into, in the aggregate, the right to receive,
-------------
on the dates, in the manner and to the extent set forth in Sections 1.08 and 1.09, (i) the Closing Shares (as defined in Section 1.08), to be delivered at Closing, (ii) the Production Shares (as defined in Section 1.08), if any, to be delivered following the Project Production Date, and (iii) the Contingent Payment Shares (as defined in Section 1.09), if any, to be delivered from time to time following each Contingent Payment Event ((i), (ii) and (iii) collectively, the "Merger Consideration").
                   --------------------

          1.04  Closing.  The closing of the Merger (the "Closing") will take
                -------                                   -------
place at the offices of Amax Gold Inc., 9100 East Mineral Circle, Englewood, Colorado 80112, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the fifth business day following satisfaction of the condition set forth in Section 7.11, provided that the other closing conditions set forth in Articles VII and VIII have been satisfied or waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing, to evidence the
                            ------------
conversion of shares set forth in Section 1.03 and subject to procedures to be adopted by the parties to effect a pledge of the Surviving Corporation Common Stock to the Project Lenders, (a) Cyprus Gold shall deliver to Amax Gold the certificates that prior to the Merger represented all of the shares of Magadan Common Stock issued and outstanding immediately prior to the Effective Time, in genuine and unaltered form, which certificates shall be deemed cancelled at the Effective Time, and (b) upon receipt of the certificates representing all of the shares of the Magadan Common Stock, Amax Gold shall deliver to Cyprus Gold a certificate representing the Closing Shares, duly registered in the name of Cyprus Gold. At the Closing there also shall be delivered to Amax Gold, Amax Russia, Cyprus, Cyprus Gold and Magadan the certificates and other documents and instruments required to be delivered under Articles VII and VIII.

          1.05  Certificate of Incorporation and Bylaws of the Surviving
                --------------------------------------------------------
Corporation. At the Effective Time, (i) the Certificate of Incorporation of
-----------
Magadan shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Magadan as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          1.06  Directors and Officers of the Surviving Corporation.  The
                ---------------------------------------------------
directors and officers of Amax Russia immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          1.07  Effects of the Merger.  Subject to the foregoing, the effects of
                ---------------------
the Merger shall be as provided in the applicable provisions of the DGCL.

          1.08  Closing Shares and Production Shares.
                ------------------------------------
(a) (i) The Closing Shares shall consist of 11,789,474 fully paid and nonassessable shares of common stock, par value $.01 per share, of Amax Gold (the "Amax Gold Common Stock") (such shares of Amax Gold Common Stock being the
      ----------------------
"Closing Shares").
 --------------

                    (ii) The Production Shares shall consist of 4,210,526 fully paid and nonassessable shares of Amax Gold Common Stock (the "Production
                                                              ----------
Shares"), the issuance of which shall be subject to and conditioned upon the
------
occurrence of the Project Production Date.

                (b) Immediately upon the determination by Amax Gold that the Project Production Date has occurred, Amax Gold shall notify Cyprus Gold in writing thereof and that Amax Gold has set a date for delivery to Cyprus Gold of the Production Shares, which date shall be no later than ten (10) days after the date of such notice. On such date, Amax Gold will deliver to Cyprus Gold a certificate or certificates representing the Production Shares, duly registered in the name of Cyprus Gold.

          1.09  Contingent Payment Shares; Additional Deposits.  (a) In
                ----------------------------------------------
connection with each Additional Deposit for which Reserve Ounces have been established (the later to occur of the Acquisition of an Additional Deposit and such establishment of Reserve Ounces is referred to herein as a "Contingent
                                                                 ----------
Payment Event"), Cyprus Gold shall be entitled to receive, as part of the Merger
-------------
Consideration, a number of fully paid and nonassessable shares of Amax Gold Common Stock equal to (i) $10.00 times the product of (A) the number of Reserve Ounces in each Additional Deposit times (B) the percentage interest held by Amax Gold (directly or indirectly) in such Additional Deposit (the "Reserve Value")
                                                               -------------
(ii) divided by the Average Market Price as of the date of the delivery of the Contingent Payment Shares (such shares of Amax Gold Common Stock being referred to herein as "Contingent Payment Shares"); provided that Amax Gold shall deliver
              -------------------------
Contingent Payment Shares to Cyprus Gold only to the extent that the Reserve Value of the Additional Deposit for which such shares are being delivered, when added to the Reserve Value of all other Additional Deposits in respect of which Contingent Payment Shares have been issued, does not exceed $45,000,000, and, provided further, that Amax Gold shall have no obligation to deliver Contingent Payment Shares with respect to any Additional Deposit Acquired after June 30, 2004. Amax Gold shall use its Commercially Reasonable Efforts to cause Omolon to identify and explore Additional Deposits.

                (b) Immediately upon the determination by Amax Gold that the Contingent Payment Event has occurred with respect to any Additional Deposit, Amax Gold shall notify Cyprus Gold in writing (i) that such Contingent Payment Event has occurred and (ii) that Amax Gold has set a date for delivery to Cyprus of the Contingent Payment Shares with respect to such Additional Deposit, which date shall be no later than ten (10) days after the date of such notice with respect to such Additional Deposit. On each such date with respect to an Additional Deposit, Amax Gold will deliver to Cyprus Gold a certificate or certificates representing the Contingent Payment Shares with respect to such Additional Deposit, duly registered in the name of Cyprus Gold.

          1.10  Assignment of Right to Receive Additional Consideration.  Cyprus
                -------------------------------------------------------
Gold shall have the right, from time to time, with written notice to Amax Gold, to assign to a Subsidiary of Cyprus its right to receive Production Shares or Contingent Payment Shares pursuant to Sections 1.08 and 1.09.

          1.11  Adjustments to Consideration.  In the event, subsequent to the
                ----------------------------
date of this Agreement and prior to any other payment date pursuant to Sections
1.08 or 1.09, that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Amax Gold Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, distribution to stockholders or combination of the shares of Amax Gold Common Stock or any other change in Amax Gold's capital structure, or any assets (including but not limited to cash, but excluding ordinary cash dividends) of Amax Gold are distributed to the stockholders of Amax Gold, appropriate adjustments shall be made to the consideration payable pursuant to Sections 1.08 and 1.09 so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto.

          1.12  Further Assurances.  Each party hereto will execute such further
                ------------------
documents and instruments and take such further actions as reasonably may be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.


                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CYPRUS

          Cyprus hereby represents and warrants to Amax Gold as follows:

          2.01  Organization of Cyprus.  Cyprus is a corporation duly organized,
                ----------------------
validly existing and in good standing under the Laws of the State of Delaware. Cyprus, Cyprus Gold and Magadan each, with respect to each agreement to which it is a party, has (and at or prior to Closing Date, with respect to the Amended Financing Agreements and the Subordinated Loan Guaranties, will have) full corporate power and authority to execute and deliver this Agreement, the Financing Agreements, the Subordinated Loan Guaranties and the Amended Financing Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          2.02  Authority.  The execution and delivery by Cyprus, Cyprus Gold
                ---------
and Magadan of this Agreement, the Project Agreements, the Financing Agreements, the Amended Financing Agreements, the Subordinated Loan Guaranties and the Additional Equity Contribution (to the extent any such Person is a party thereto), and the performance by Cyprus, Cyprus Gold and Magadan of their respective obligations hereunder and thereunder, have been (or, with respect to the Amended Financing Agreements, the Subordinated Loan Guaranties and the Additional Equity Contribution, at or prior to the Closing Date, will be) duly and validly authorized by their respective Boards of Directors and stockholders, to the extent required by applicable law, and no other corporate action on the part of Cyprus, Cyprus Gold, Magadan or their stockholders is necessary to approve any such agreement. Each of this Agreement, the Project Agreements and the Financing Agreements has been (or with respect to the Amended Financing Agreements, the Subordinated Loan Guaranties and the Additional Equity Contribution, at or prior to the Closing Date, will be) duly and validly executed and delivered by Cyprus, Cyprus Gold and Magadan and constitute (or with respect to such agreements will constitute) legal, valid and binding obligations of Cyprus, Cyprus Gold and Magadan enforceable against Cyprus, Cyprus Gold and Magadan in accordance with its terms, in each such case to the extent they are parties thereto.

          2.03  Organization of Cyprus Gold.  Cyprus Gold is a corporation duly
                ---------------------------
organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Cyprus Gold is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in the State of Colorado, which is the only jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

          2.04  Organization of Magadan.  Magadan is a corporation duly
                -----------------------
organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. There is no jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission as a foreign corporation necessary. Magadan has engaged in no operations or activities and has no assets or liabilities, other than in respect of or in connection with the organization, activities and operations of Omolon and the interest of Magadan in Omolon.

          2.05  Capital Stock.  The authorized capital stock of Magadan consists
                -------------
solely of 1,000 shares of Magadan Common Stock. One hundred shares of Magadan Common Stock have been issued and are outstanding and no shares are held in the treasury of Magadan. All of the issued and outstanding shares of Magadan Common Stock are duly authorized, validly issued and outstanding, fully paid, nonassessable and free of preemptive rights. Except for this Agreement, there are no outstanding Options with respect to Magadan.

          2.06  Financial Statements of Magadan.  The unaudited balance sheet of
                -------------------------------
Magadan as at December 31, 1993, 1994 and 1995 and June 30, 1996 and statement of cash flows of Magadan for the years ending on December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1996 (collectively, the "Magadan
                                                                    -------
Financial Statements"), certified by a duly authorized financial officer of
--------------------
Magadan, fairly present the financial condition of Magadan as of the respective dates thereof and were prepared in conformity with GAAP in the United States. Magadan had, as of the respective dates of such Magadan Financial Statements, no material contingent obligations, liabilities for taxes or unusual forward or long term commitments not disclosed by, or reserved against in, such Magadan Financial Statements or the notes thereto. Since June 30, 1996, Magadan has not suffered any change in its business, prospects or financial condition, nor has it incurred any substantial or unusual loss or liability or undertaken or agreed to undertake any substantial or unusual obligation (except under the Financing Agreements, the Project Agreements, the Amended Financing Agreements, Subordinated Loan Agreement, Subordinated Loan Guaranty of Magadan and in connection with the Additional Equity Contribution and agreements entered into pursuant to Section 9.09) that in any such case would have a Material Adverse Effect.

          2.07  Ownership of Magadan and Omolon Shares.  Cyprus Gold owns,
                --------------------------------------
beneficially and of record, all the shares of Magadan Common Stock, free and clear of all Liens other than those created or permitted by the Financing Agreements or that will be created or permitted under the Amended Financing Agreements and the Subordinated Loan Agreement, and Magadan owns, beneficially and of record, 50% of all the Omolon Shares, free and clear of all Liens other than those created or permitted by such agreements.

          2.08  No Agreements Relating to Magadan Common Stock or the Omolon
                ------------------------------------------------------------
Shares.  Except as set forth in the Financing Agreements, the OPIC Insurance
------
Contracts (and the letter agreement, dated November 9, 1995, between OPIC and Cyprus), the Omolon Charter, the Foundation Agreement, the Shareholders Agreement, or as contemplated by the Amended Financing Agreements or the Additional Equity Contribution, none of Cyprus or any of its Subsidiaries is a party to or is bound by any agreement, arrangement or under standing relating to the Magadan Common Stock or the Omolon Shares.

          2.09  Brokers.  All negotiations relative to this Agreement and the
                -------
transactions contemplated hereby have been carried out by Cyprus directly with Amax Gold without the intervention of any Person on behalf of Cyprus in such manner as to give rise to any claim by any Person against Amax Gold, Magadan or Omolon for a finder's fee, broker age commission or similar payment.

          2.10  No Conflicts.  The execution and delivery by Cyprus, Cyprus Gold
                ------------
and Magadan of this Agreement and the Project Agreements and Financing Agreements to which they are a party do not (and the Amended Financing Agreements, Subordinated Loan

Agreement, the Subordinated Loan Guaranties, Additional Equity Contribution, the North Vein Agreement and the Gold Sales Arrangements, at the Closing Date, will not) and the performance by Cyprus, Cyprus Gold and Magadan of their obligations under this Agreement and such other agreements and the consummation of the transactions contemplated hereby and thereby will not:

                (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or comparable organizational documents) of Cyprus, Cyprus Gold, Magadan or Omolon;

                (b) except as disclosed in Section 2.10(b) of the Disclosure
                                           ---------------------------------
Schedule, (i) (A) conflict with or result in a violation or breach of, (B)
--------
constitute (with or without notice or lapse of time or both) a default under,
(C) require Cyprus, Cyprus Gold, Magadan or Omolon to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (D) result in the creation or imposition of any Lien (except for Liens created or permitted by the Financing Agreements, the Amended Financing Agreements, the Subordinated Loan Agreement and any agreement entered into pursuant to Sections 9.08 or 9.09) upon Magadan or Omolon or any of their respective Assets or Properties (including, without limitation, the Omolon Shares and the Magadan Common Stock), under any Contract or License to which Cyprus, Cyprus Gold, Magadan or Omolon is a party or by which any of their respective Assets and Properties is bound; or (ii) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Cyprus, Cyprus Gold, Magadan or Omolon, or any of their respective Assets and Properties.

          2.11  Taxes.  All Tax returns and reports of Magadan required by Law
                -----
(as presently interpreted and in effect) to be filed have been duly filed and all tax assessments, fees and other governmental charges upon Magadan (including any Taxes reportable on any Tax return), its properties and its income, which are due and payable, have been paid, other than those currently payable without penalty or interest.

          2.12  Certain Information Supplied.  None of the information
                ----------------------------
identified in Section 2.12 of the Disclosure Schedule, which information was
              ---------------------------------------
supplied in writing by Cyprus, Cyprus Gold or Magadan for inclusion in the consent solicitation statement to be provided to the stockholders of Amax Gold with respect to approval of this Agreement and related matters (the "Consent Solicitation Statement"), contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          2.13  Representations and Warranties with Respect to Omolon.  (a)
                -----------------------------------------------------
Omolon is a closed joint stock company duly organized and validly existing under the laws of the Russian Federation and, as of the Closing, is or will be registered with all relevant registration bodies in the Russian Federation and has full power to own the properties which it owns and proposes to own for the purposes of the Project and to carry out the business which it carries out and proposes to carry out for the purposes of the Project. Omolon has no subsidiaries.

                (b) Omolon has an authorized capital of Rb. 388,480,000,000 (the equivalent of approximately U.S. $80,000,000 when contributed) consisting of 80,000 shares with a nominal value of Rb. 4,856,000 each; provided that at or prior to the Closing Date, the authorized capital of Omolon will have been duly increased to the equivalent of approximately U.S. $86,000,000 with adjustments to the number of shares issued or the nominal value of outstanding shares as necessary to reflect such increase in authorized capital. The first amendment to the amended and restated Omolon Charter accurately sets forth a list of the shareholders in Omolon as of the date of this Agreement, together with the number of Omolon Shares and the percentage of all Omolon Shares that are owned by each of such shareholders. There are no Options relating to the existing Omolon Shares or for the issuance of additional shares of Omolon, except pursuant to the terms of the Foundation Agreement, the Omolon Charter and the Shareholders Agreement. No person has any right, other than a shareholder or in respect of the Tranche 2 Loan, the OPIC Tranche 2 Loan (as such terms are defined in the EBRD Loan Agreement) and the Subordinated Loan Agreement or in respect of the amount payable by Omolon under the North Vein Agreement, to share in the profits of Omolon.

                (c) The audited balance sheet of Omolon as at December 31, 1995 and the related audited statement of profit and loss of Omolon for the fiscal year ending on that date, and the unaudited balance sheet of Omolon as at June 30, 1996 and the related unaudited statement of profit and loss of Omolon for the portion of the fiscal year then ended (collectively, the "Omolon Financial
                                                              ----------------
Statements"), certified by the General Manager of Omolon, fairly present the
----------
financial condition of Omolon as of the respective dates thereof and were prepared in conformity with GAAP in the Russian Federation. Omolon had, as of the respective dates of such Omolon Financial Statements, no material contingent obligations, liabilities for taxes or unusual forward or long term commitments not disclosed by, or reserved against in, such Omolon Financial Statements or the notes thereto. To the Knowledge of Cyprus, since June 30, 1996, Omolon has not suffered any change in its business, prospects or financial condition which has a Material Adverse Effect, nor has it incurred any substantial or unusual loss or liability or undertaken or agreed to undertake any substantial or unusual obligation (except under the Financing Agreements and the Project Agreements, and, when duly entered into, the Amended Financing Agreements, the Subordinated Loan Agreement and any agreement entered into under Sections 9.08 and 9.09) that, in any such case, would have a Material Adverse Effect.

                (d) Omolon owns, free of all Liens other than those created or permitted by the Financing Agreements (or to be created or permitted under the Amended Financing Agreements), all of its Assets and Properties that have a book value in excess of $10,000 equivalent each (including real property, personal property, intellectual property and any other assets the ownership of which is reflected on its most recent balance sheet referred to in Section 2.13(c) or which are referred to in the Security Documents), and Omolon has the exclusive right to use (as provided in the license referred to below) the real property owned by the Russian government that is the subject of the Omolon License and the Lease Agreement D7E dated June 25, 1995 between the Administration of the North Evensk District of the Magadan Region and Omolon. Omolon's Assets and Properties are not subject to any Lien, and Omolon is not subject to any contract, arrangement or statute, whether conditional or unconditional, pursuant to which any such Lien may be created, except for Liens created or permitted by the Financing Agreements (or to be created or permitted under the Amended Financing Agreements, the Subordinated Loan Agreement or any agreement entered into by Omolon pursuant to Sections 9.08 and 9.09).

                (e) Omolon is not in violation of any material Law or Order (as presently interpreted and in effect) which is applicable to Omolon or its Assets and Properties. Except as set forth on Schedule 2.13(e) of the Disclosure Schedule, to the best of Cyprus' Knowledge, no Law or Order has been proposed or is expected which may have a Material Adverse Effect. All Tax returns and reports of Omolon required by Law (as presently interpreted and in effect) to be filed have been duly filed and all tax assessments, fees and other governmental charges upon Omolon (including any Taxes reportable on any Tax return), its properties and its income, which are due and payable, have been paid, other than those currently payable without penalty or interest.

                (f) Omolon is not engaged in nor, to the best of Cyprus' Knowledge, threatened by, any litigation, arbitration or administrative proceeding, the outcome of which reasonably may be expected to have a Material Adverse Effect.

                (g) The Financing Agreements and Project Agreements (and, at the Closing Date, the Amended Financing Agreements, the Subordinated Loan Agreement, the Gold Sales Arrangements and the North Vein Agreement) to which Omolon or Magadan, as the case may be, is or will be a party constitute and will at Closing constitute valid and legally binding obligations of Omolon or Magadan, as the case may be, enforceable in accordance with their respective terms.

                (h) Except as set forth on Section 2.10(b) of the Disclosure
                                           ---------------------------------
Schedule there are no Russian Government Authorizations required in connection
--------
with the Merger. As of the date of this Agreement, Magadan or Omolon has obtained all Russian Government Authorizations required under applicable Law (as presently interpreted and in effect) in connection with the Project or the execution, delivery or performance of any of the Financing Agreements or Project Agreements, except for (i) Russian Government Authorizations required under Environmental Law, referred to in Section 2.16 or as required in connection with the Amended Financing Agreements, the Additional Equity Contribution, the Subordinated Loan Agreement, the North Vein Agreement or any loan agreement entered into by Omolon pursuant to Sections 9.08 or 9.09 and (ii) other construction and operating permits and approvals which are not yet required to be obtained, which will be routinely issued in the course of designing, constructing and operating the Project and with respect to which there is no reason to believe that Omolon will not be able to obtain such permits and approvals at the time they are needed for the Project.

          2.14  Furnishing of Certain Documents.  Except for the Financing
                -------------------------------
Agreements and Project Agreements (and the Amended Financing Agreements, the Subordinated Loan Agreement, the Subordinated Loan Guaranties and the North Vein Agreement to be entered into prior to Closing and in connection with Magadan's portion of the Additional Equity Contribution), and the amendments and waivers thereunder, and the other agreements, contracts, instruments or other documents each as listed in Section 2.14 of the Disclosure Schedule, (a) neither Cyprus
                  ---------------------------------------
Gold, Magadan nor Omolon is a party to or is bound by any agreement, contract, instrument or other document under which it has incurred or could reasonably be expected to incur liabilities or obligations exceeding $100,000 (or the equivalent in other currencies) and (b) none of Cyprus, Cyprus Gold, Magadan or Omolon is a party to or is bound by any material agreement, arrangement or understanding with or relating to Magadan or Omolon or the Russian Shareholders. Cyprus has furnished or caused to be furnished to Amax Gold true and complete copies of each of the Financing Agreements and the Project Agreements, each as amended, supplemented and modified to and including, and as in effect on, the date hereof.

          2.15  No Default.  (a) Except for conditions waived by the Project
                ----------
Lenders, no event existed at funding that would have entitled the Project Lenders not to fund the Loans under the EBRD Loan Agreement or the OPIC Finance Agreement or which would have (or with notice or passage of time would have) entitled either Project Lender to accelerate the maturity of such Loans, terminate the commitments thereunder or exercise other remedies. At the Closing Date no event will have occurred which would entitle any lender not to fund the Loans under the Amended Financing Agreement or the Subordinated Loan Agreement or which would (or with notice or the passage of time would) entitle any lender to accelerate the maturity of any of the Financing Agreements, the Amended Financing Agreements or the Subordinated Loan Agreement, terminate any unfunded commitment thereunder or exercise other remedies; provided that, at the Closing Date, conditions previously waived by any lender pursuant to certain waiver letters shall be satisfied, waived to a further time or waived permanently.

                (b) Neither Omolon nor Magadan is, and no event has occurred which would (or with notice or passage of time would) cause either Omolon or Magadan to be, in default under the certificate of incorporation of Magadan, the Omolon Charter, the Foundation Agreement, the Shareholders Agreement or the Omolon License.

                (c) To the best of Cyprus' Knowledge and except as set forth on
Schedule 2.15(c), neither Magadan nor Omolon is (or with notice or passage of time would be) in material default under any other agreement, obligation or duty to which it is a party or by which it or any of its Assets and Properties are bound.

          2.16  Environmental Matters.  To the Knowledge of Cyprus, there has
                ---------------------
been no release or threatened release prior to the date hereof of any pollutants or hazardous materials at any site or facility owned, operated or leased by Omolon (or any predecessor or successor in interest to Omolon) which under applicable Environmental Law could have a Material Adverse Effect. To the Knowledge of Cyprus, Omolon and its businesses, operations, assets, equipment, property, leaseholds and other facilities are in compliance with applicable Environmental Law. As of the date of this Agreement, Omolon has been issued all permits, licenses, certificates and approvals required under applicable Environmental Law, except for environmental permits and approvals which are not yet required to be obtained, which will be routinely issued in the course of designing, constructing and operating the Project and with respect to which there is no reason to believe that Omolon will not be able to obtain such permits and approvals at the time they are needed for the Project, and Omolon has received no material complaint, order, directive, claim, citation or notice from any governmental authority with respect to any Environmental Law.

          2.17  Project Status.  To the Knowledge of Cyprus, there is no fact or
                --------------
circumstance that leads Cyprus to believe that the Project will not be completed in all material respects in accordance with the schedule and budget contained in the Development Plan or that will result in the Project performing differently in any material respect than as described in the Development Plan.

          2.18  Accuracy of Information.  Other than with respect to facts
                -----------------------
already Known to Amax Gold as a result of the AGI Activities, all material facts relating to the Business or Condition of Magadan and Omolon have been disclosed to Amax Gold in or in connection with this Agreement. No statement made or other information furnished by Cyprus or on its behalf in this Agreement or in any other document furnished by it or on its behalf to Amax Gold or any of its representatives in connection therewith contains any untrue statement of a material fact or omits to state (as of the date made or furnished) any material fact necessary to make such statement or information not misleading in light of the circumstances under which it was made or furnished, provided that, to the extent that any such statement or information was based upon estimates, forecasts or professional opinions, such estimates, forecasts or opinions (except as otherwise warranted herein or therein) were made in good faith and based upon the best available information, but otherwise it does not warrant that such estimates, forecasts or opinions will ultimately prove to be correct.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF AMAX GOLD

          Amax Gold hereby represents and warrants to Cyprus as follows:

          3.01  Organization.  Each of Amax Gold and Amax Russia is a
                ------------
corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Amax Gold is duly qualified, licensed or admitted to do business and is in good standing in the states of Alaska, Colorado, Nevada, Utah and Wisconsin, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission as a foreign corporation necessary. Amax Russia is not required to be qualified, licensed or admitted as a foreign corporation in any jurisdiction.

          3.02  Authority.  Amax Gold and Amax Russia have full corporate power
                ---------
and authority to enter into this Agreement and, subject to obtaining the affirmative vote or consent of a majority of the outstanding shares of Amax Gold Common Stock, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Amax Gold and Amax Russia and the consummation by Amax Gold and Amax Russia of the transactions contemplated hereby have been duly and validly approved by the respective Boards of Directors of Amax Gold and Amax Russia and approved by Amax Gold in its capacity as the sole stockholder of Amax Russia. The Special Committee of the Board of Directors of Amax Gold has recommended adoption of this Agreement and the approval of the Merger by the stockholders of Amax Gold and directed that this Agreement be submitted to the stockholders of Amax Gold for their consideration, and no other corporate proceedings on the part of Amax Gold, Amax Russia or their respective stockholders are necessary, other than such approval by the stockholders of Amax Gold. This Agreement has been duly and validly executed and delivered by Amax Gold and Amax Russia and constitutes legal, valid and binding obligations of Amax Gold and Amax Russia enforceable against Amax Gold and Amax Russia in accordance with its terms.

          3.03  No Conflicts.  The execution and delivery by Amax Gold and Amax
                ------------
Russia of this Agreement do not, and the performance by Amax Gold and Amax Russia of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Amax Gold or Amax Russia;

                (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Amax Gold, Amax Russia or any of their respective Assets and Properties; or

                (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Amax Gold or Amax Russia to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien (except for Liens created or permitted by the Financing Agreements or contemplated by the Amended Financing Agreements, the Subordinated Loan Agreement or any agreement entered into pursuant to Section 9.08 or 9.09) upon Amax Gold, Amax Russia or any of their respective Assets or Properties under, any Contract or License to which Amax Gold or Amax Russia is a party or by which any of their respective Assets and Properties is bound.

          3.04  Capital Stock.  The authorized capital stock of Amax Gold
                -------------
consists solely of (i) 200,000,000 shares of Amax Gold Common Stock, of which 96,509,959 shares are issued and outstanding as of the date hereof and (ii) 10,000,000 shares of preferred stock, of which 1,840,000 shares are issued and outstanding as of the date hereof. The shares of Amax Gold Common Stock comprising the Closing Shares have been duly authorized by all necessary corporate action and, when issued to Cyprus in accordance with this Agreement, will be validly issued and outstanding, fully paid, nonassessable and free of preemptive rights. The shares of Amax Gold Common Stock comprising the Production Shares and the Contingent Payment Shares have been duly authorized by all necessary corporate action and, if and when issued to Cyprus in accordance with Sections 1.08 and 1.09, respectively, will be validly issued and outstanding, fully paid, nonassessable and free of preemptive rights.

          3.05  Brokers.  Except for Salomon Brothers, whose fees, commissions
                -------
and expenses are the sole responsibility of Amax Gold, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Amax Gold directly with Cyprus without the intervention of any Person on behalf of Amax Gold in such manner as to give rise to any claim by any Person against Cyprus, Magadan or Omolon for a finder's fee, brokerage commission or similar payment.


                                  ARTICLE IV

                       COVENANTS OF CYPRUS AND AMAX GOLD

          Each of Cyprus and Amax Gold covenants and agrees with respect to itself and, where applicable, its Transaction Subsidiaries, that at all times from and after the date hereof through the Closing:

          4.01  Regulatory and Other Approvals.  Each of Cyprus and Amax Gold
                ------------------------------
will, and will cause its Transaction Subsidiaries to (a) use all Commercially Reasonable Efforts and proceed diligently and in good faith as promptly as practicable to obtain all consents, acknowledgements, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of it or its Transaction Subsidiaries to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Amax Gold, Cyprus, or such Governmental or Regulatory Authorities or other Persons reasonably may request in connection therewith and
(c) cooperate with the other parties hereto as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of any other party hereto to consummate the transactions contemplated hereby. Each of Cyprus and Amax Gold will provide prompt notification to the other when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the other of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

          4.02  Investigation by Cyprus and Amax Gold.  Cyprus will, and will
                -------------------------------------
cause Magadan and Omolon to, and Amax Gold to the extent consistent with the AGI Activities will, (a) provide the other and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together, "Representatives") with full access, upon reasonable
                            ---------------
prior notice and during normal business hours, to all officers, employees, agents and accountants of Magadan and Omolon and their Assets and Properties and Books and Records, and (b) furnish the other and such other Persons with all such information and data (including, without limitation, copies of Contracts and other Books and Records) concerning the business and operations of Magadan and Omolon as the other or any of such other Persons reasonably may request in connection with such investigation.

          4.03  Conduct of Business.  Cyprus will cause Magadan and Omolon
                -------------------
through Closing to conduct their business only in the ordinary course consistent with the timely development of the Project. Without limiting the generality of the foregoing, Cyprus will, and Amax Gold will, to the extent consistent with the AGI Activities, use its Commercially Reasonable Efforts to:

                (a) cause Magadan and Omolon to use Commercially Reasonable Efforts to (i) preserve intact the present business organization and reputation of Magadan and Omolon, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of Magadan and Omolon, (iii) maintain the Assets and Properties of Magadan and Omolon in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of suppliers, lenders and other Persons with whom Magadan or Omolon has significant business relationships and (v) continue all current development activities relating to the business and operations of Magadan and Omolon;

                (b) except to the extent required by applicable Law (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner, (ii) not permit any material change in (A) any accounting, financial reporting or Tax practice or policy of Magadan or Omolon, or (B) any method of calculating any contingency or other reserve of Magadan or Omolon for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of Magadan or Omolon;

                (c) (i) maintain, and cause Magadan and Omolon to use Commercially Reasonable Efforts to maintain, in full force and effect until the Closing substantially the same levels of insurance coverage as currently in place, (ii) use Commercially Reasonable Efforts to cause such insurance coverage held by any Person (other than Magadan or Omolon) for the benefit of Magadan or Omolon to continue to be provided at the expense of Magadan and Omolon for at least sixty (60) days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) subject to the Financing Agreements, cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of Magadan and Omolon to be paid to Magadan and Omolon; and

                (d) cause Magadan and Omolon to comply, in all material respects, with all Laws and Orders applicable to the business and operations of Magadan and Omolon and promptly following receipt thereof to give Amax Gold or Cyprus, as the case may be, copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

          4.04  Notice and Cure.  Each of Cyprus and Amax Gold will notify the
                ---------------
other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use Commercially Reasonable Efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Cyprus and Amax Gold also will notify the other in writing of, and will use Commercially Reasonable Efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes Known to such party, of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 4.04 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Cyprus' or Amax Gold's right to seek indemnity under Article XI.

          4.05  Fulfillment of Conditions.  Through the Closing, each of Cyprus
                -------------------------
and Amax Gold will use all Commercially Reasonable Efforts and proceed diligently and in good faith to satisfy each condition to the obligations of the other contained in this Agreement and will use all Commercially Reasonable Efforts not to permit Magadan or Omolon to take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                   ARTICLE V

                              COVENANTS OF CYPRUS

          Cyprus covenants and agrees with respect to itself and its Transaction Subsidiaries that at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified in Article X, it will comply with all covenants and provisions of this Article V, except to the extent Amax Gold may otherwise consent in writing.

          5.01  Books and Records.  On the Closing Date, Cyprus will, to the
                -----------------
extent not already in the possession of Amax Gold, deliver or make available to Amax Gold at the offices of Magadan and Omolon all of the Books and Records, and if at any time after the Closing Cyprus discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Amax Gold.

          5.02  Consent to Issuance of Shares.  Cyprus will, with respect to all
                -----------------------------
shares of Amax Gold Common Stock beneficially owned by it (and will cause its subsidiaries to, with respect to all such shares owned by them) consent to the issuance of the Closing Shares, the Production Shares and the Contingent Payment Shares pursuant to the Merger and in accordance with this Agreement and will (and will cause such subsidiaries to) deliver to the Secretary of Amax Gold a signed and dated consent with respect to such shares in the form of the consent attached to the Consent Solicitation Statement.

          5.03  OPIC Insurance.  Cyprus will assign to Amax Gold at Closing the
                --------------
OPIC insurance contained in the Contracts of Insurance No. D924 and E381 with OPIC, dated as of September 29, 1995 and shall obtain and assign to Amax Gold at Closing additional OPIC insurance with respect to the Additional Equity Contribution (the "OPIC Insurance Contracts") or assist Amax Gold in obtaining
                   ------------------------
OPIC insurance on substantially the same terms and conditions as provided in the OPIC Insurance Contracts at or prior to Closing.

          5.04  Taxes.  Cyprus will timely pay all Taxes relating to Magadan or
                -----
its ownership interest in Magadan and Omolon, or to any Affiliate of Cyprus or Magadan (other than Omolon), which are attributable to any tax period, to the extent such tax period ends on or prior to the Closing Date and for that portion of any tax period including and ending at the Closing Date, computed as if the books of the relevant taxpayer had been closed on that date, and will reimburse Magadan or Amax Gold for any of such Taxes paid by either of them. Taxes other than taxes measured by gross or net income for which the last day of the taxable period is not the Closing Date will be allocated pro rata per day between the period ending on the Closing Date and the period commencing after the Closing Date.

          5.05  Contribution of Intercompany Debt.  If, as of the Closing Date,
                ---------------------------------
the Net Intercompany Debt (as defined below) shall consist of a net indebtedness of Magadan to Cyprus or any of its Affiliates (other than Omolon and Magadan), Cyprus shall, prior to or simultaneously with the Closing, contribute or cause to be contributed such Net Intercompany Debt to the equity of Magadan. If, as of the Closing Date, the Net Intercompany Debt shall consist of a net indebtedness of Cyprus and its Affiliates (other than Omolon and Magadan) to Magadan, Cyprus shall, prior to or simultaneously with the Closing, cause Magadan to cancel the obligations of Cyprus and its Affiliates (other than Omolon and Magadan) under such indebtedness. As used herein, the term "Net
                                                                        ---
Intercompany Debt" shall mean (a) all intercompany payables of Magadan to Cyprus
-----------------
and its Affiliates (other than Omolon and Magadan), other than trade payables incurred in the ordinary course of business, less (b) the sum of all intercompany receivables due to Magadan from Cyprus and its Affiliates (other than Omolon and Magadan), other than trade receivables incurred in the ordinary course of business. For purposes of this Agreement, intercompany payables and intercompany receivables shall be deemed (i) to include any payables and receivables relating to the inclusion of Magadan in the consolidated federal income tax returns filed by Cyprus and its Affiliates for periods through the Closing Date and (ii) to exclude the cash in account number 1001738853 at Pittsburgh National Bank established pursuant to the letter agreement with the Project Lenders dated April 22, 1996 provided by Cyprus to Magadan that is used to support the Financing Agreements or the Amended Financing Agreements (which cash shall remain available to support such financing after the Closing Date so long as may be required by such agreements at which time any balance remaining shall be repaid to Cyprus).

          5.06  Additional Financing Agreements.  Cyprus will use all
                -------------------------------
Commercially Reasonable Efforts to (i) authorize, execute, deliver, satisfy all conditions to borrowing under, and consummate the Amended Financing Agreements (providing for borrowing by Omolon of least $30,000,000 from the Project Lenders in addition to amounts borrowed under the Financing Agreements) and the Subordinated Loan Agreement (providing for borrowing by Omolon of at least $14,000,000), including the Subordinated Loan Guaranties at or prior to the Closing Date, including without limitation the execution of all documents, the obtaining of all consents, approvals, licenses and permits of third parties and Governmental or Regulatory Authorities, and the completion of all other action reasonably necessary or desirable to satisfy its obligations under this Section
5.06 and (ii) make such
agreements valid obligations of Cyprus, Magadan and Omolon, enforceable in accordance with their terms.

          5.07  Additional Equity Contribution.  At or prior to the Closing
                ------------------------------
Date, Cyprus shall cause Magadan to contribute the additional U.S. $3,000,000 required to make its aggregate equity capital contributed to Omolon equal to U.S. $43,000,000, and Cyprus shall use all Commercially Reasonable Efforts to cause the shareholders of Omolon other than Magadan to contribute all amounts of equity capital not yet paid so that the aggregate capital contributed by such other shareholders will equal $43,000,000.

          5.08  Gold Sales Arrangements.  Cyprus shall use all Commercially
                -----------------------
Reasonable Efforts to implement and maintain in effect Gold Sales Arrangements for the Project that are acceptable to the Project Lenders and Amax Gold.


                                  ARTICLE VI

                             COVENANTS OF AMAX GOLD

          Amax Gold covenants and agrees with Cyprus that, at all times from and after the date hereof through the Closing, Amax Gold will comply with all covenants and provisions of this Article VI, except to the extent Cyprus may otherwise consent in writing.

          6.01  Consent Solicitation Statement.  (a) Amax Gold shall prepare and
                ------------------------------
file with the SEC the Consent Solicitation Statement as soon as reasonably practicable after the date hereof, and shall diligently proceed to have the Consent Solicitation Statement cleared by the SEC. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Consent Solicitation Statement, Amax Gold shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Cyprus, Magadan and Amax Gold shall cooperate with each other in the preparation of the Consent Solicitation Statement, and Amax Gold shall notify Cyprus of the receipt of any comments of the SEC with respect to the Consent Solicitation Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Cyprus promptly copies of all correspondence between Amax Gold or any representative of Amax Gold and the SEC with respect to the Consent Solicitation Statement. Amax Gold shall give Cyprus and its counsel the opportunity to review the Consent Solicitation Statement and all responses to requests for additional information by and replies to comments of the SEC before any such document is provided to or filed with the SEC. Each of Amax Gold, Cyprus and Magadan agrees, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Consent Solicitation Statement to be mailed to the holders of Amax Gold Common Stock entitled to take action with respect thereto at the earliest practicable time.

                (b) Amax Gold shall commence solicitation of consents from its stockholders for the purpose of approving the issuance of the Closing Shares, the Production Shares and the Contingent Payment Shares pursuant to the Merger and in accordance with the terms of this Agreement as soon as reasonably practicable after the date hereof, and will notify Cyprus in writing of the results thereof promptly following the Expiration Time (as defined in the Consent Solicitation Statement).


                                  ARTICLE VII

            CONDITIONS TO OBLIGATIONS OF AMAX GOLD AND AMAX RUSSIA

          The obligations of Amax Gold and Amax Russia hereunder to consummate the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Amax Gold in its sole discretion):

          7.01  Representations and Warranties.  Each of the representations and
                ------------------------------
warranties made by Cyprus in this Agreement (other than those made with respect to a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made with respect to a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

          7.02  Performance.  Cyprus and Magadan shall have performed and
                -----------
complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such party at or before the Closing.

          7.03  Officers' Certificates.  Cyprus shall have delivered to Amax
                ----------------------
Gold a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of Cyprus, substantially in the form and to the effect of Exhibit A hereto, and a certificate, dated the Closing Date
                     ---------
and executed by the Secretary or any Assistant Secretary of Cyprus, substantially in the form and to the effect of Exhibit B hereto.
                                               ---------

          7.04  Orders and Laws.  There shall not be in effect on the Closing
                ---------------
Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the con summation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Amax Gold, and there shall not be pending or threatened on the Closing Date any action or proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to

Amax Gold, Magadan, Omolon or the transactions contemplated by this Agreement of any such Law.

          7.05  Regulatory Consents and Approvals.  All consents,
                ---------------------------------
acknowledgments, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary or desirable to permit Amax Gold, Amax Russia, Cyprus and Magadan to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Amax Gold, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

          7.06  Third Party Consents.  The consents and acknowledgments (or in
                --------------------
lieu thereof waivers) listed in Section 2.10(b) of the Disclosure Schedule, and
                                ------------------------------------------
all other acknowledgments or consents (or in lieu thereof waivers) necessary to permit the performance by Amax Gold, Amax Russia, Cyprus, Magadan and Omolon of their obligations under this Agreement or to the consummation of the transactions contemplated hereby under any Contract to which Amax Gold, Amax Russia, Cyprus, Magadan or Omolon is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained and (b) shall be in form and substance reasonably satisfactory to Amax Gold.

          7.07  Opinions of Counsel.  Amax Gold shall have received the opinion
                -------------------
of Philip C. Wolf, Esq., General Counsel of Cyprus, dated the Closing Date and the opinion of Professor Sirodoev, special Russian counsel to Cyprus and Omolon, dated the Closing Date, in each case with respect to such matters as Amax Gold reasonably may request.

          7.08  Good Standing Certificates.  Cyprus shall have delivered to Amax
                --------------------------
Gold (a) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of Magadan certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that Magadan is in good standing or subsisting in such jurisdiction, listing all charter documents of Magadan on file and attesting to its payment of all franchise or similar Taxes, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which Magadan is qualified or admitted to do business to the effect that Magadan is duly qualified or admitted and in good standing in such jurisdiction.

          7.09  Resignations of Directors and Officers.  Each of the directors
                --------------------------------------
and officers of Magadan shall have resigned prior to the Closing Date.

          7.10  Proceedings.  All proceedings to be taken on the part of Cyprus,
                -----------
Cyprus Gold, Magadan and Omolon in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Amax Gold, and Amax Gold shall have received copies of all such documents and other evidences as Amax Gold reasonably may request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          7.11  Stockholders' Approval.  The affirmative vote or consent of a
                ----------------------
majority of the outstanding shares of Amax Gold Common Stock shall have been obtained.

          7.12  Financing Agreements.  Each of the EBRD Loan Agreement and the
                --------------------
OPIC Finance Agreement shall be in full force and effect, the obligations of the respective Project Lenders to make loans to Omolon thereunder shall not have been suspended or terminated, and, except for waivers granted under the Financing Agreements listed in Section 2.14 of the Disclosure Schedule, Amax
                               ---------------------------------------
Gold shall have received original or certified copies of the documents delivered to EBRD or OPIC pursuant to Sections 4.01 and 4.02 of the EBRD Loan Agreement and of the OPIC Financing Agreement (and originals or certified copies of all amendments, supplements or other modifications of such documents), any and all amendments, supplements or modifications since the date of this Agreement to any of the Financing Agreements or Project Agreements shall be satisfactory to Amax Gold in form and substance, and no event or condition shall have occurred or exist which would prevent Omolon from satisfying any conditions precedent for additional borrowings under the Amended Financing Agreements or the Subordinated Loan Agreement or the Subordinated Loan Guaranties. Conditions which have been waived by the Project Lenders pursuant to certain waiver letters shall have been satisfied, waived to a future time or waived permanently prior to the Merger.

          7.13  OPIC Insurance.  Amax Gold shall have been assigned the rights
                --------------
and obligations of Cyprus and Magadan under the OPIC Insurance Contracts in accordance with the terms thereof and of the letter agreement, dated November 9, 1995, between OPIC and Cyprus, together with OPIC equity insurance with respect to the portion of the Additional Equity Contribution made by Magadan at or prior to the Closing Date or shall have obtained OPIC equity insurance on substantially the same terms and conditions as provided in the OPIC Insurance Contracts and such insurance shall be in full force and effect, and Amax Gold shall have received evidence satisfactory to it that the pledge of the Omolon Shares and the shares of Surviving Corporation Common Stock under the Security Documents shall not interfere with the ability to tender such shares under the OPIC Insurance Contracts.

          7.14  Omolon Shares.  All of the Omolon Shares referred to in Section
                -------------
2.13(b) shall have been duly authorized, validly issued, fully paid and registered with the Ministry of Finance of the Russian Federation and all state duties and taxes payable in connection with such issuance and registration shall have been duly paid by Omolon.

          7.15  Exploration Funding under Financing Agreements.  Amax Gold shall
                ----------------------------------------------
have received evidence in form and substance satisfactory to it that Omolon will be permitted under the terms of the Financing Agreements, the Amended Financing Agreements and the Subordinated Loan Agreement to fund exploration activities as contemplated by Section 1.09.

          7.16  Additional Debt Financing and Equity; Gold Sales Arrangements.
                -------------------------------------------------------------
Each of the Amended Financing Agreements, Subordinated Loan Agreement and the Subordinated Loan Guaranties shall be duly authorized, executed and delivered by the parties thereto in the form and substance satisfactory to both Cyprus and Amax Gold and shall be in full force and effect (such agreements shall provide for additional loans aggregating no less than $30 million in the case of the Amended Financing Agreements and $14 million in the case of the Subordinated Loan Agreement), and the obligations of the Lenders to make loans thereunder shall not have been suspended or terminated; Amax Gold shall have received original or certified copies of the documents delivered to EBRD or OPIC or the Bank in satisfaction of all conditions precedent to funding thereunder (and of all amendments, supple ments or other modifications of such documents), any and all further amendments, supplements or modifications since the date of this Agreement to any of the Amended Financing Agreements or the Subordinated Loan Agreement or the Subordinated Loan Guaranties shall be satisfactory to Amax Gold in form and substance, and no event or condition shall have occurred or exist which would prevent Omolon from satisfying any conditions precedent for additional borrowings under the Amended Financing Agreements or the Subordinated Loan Agreement. Conditions which have been waived by the Project Lenders or the Bank at any time prior to Closing pursuant to certain waiver letters shall have been satisfied, waived to a future time acceptable to Cyprus and Amax Gold or waived permanently prior to the Merger, the Additional Equity Contributions shall have been made, the Gold Sales Arrangements shall be in effect and all consents, approvals, Licenses and permits of any third party or any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by the Amended Financing Agreements, Subordinated Loan Agreement, the Subordinated Loan Guaranties, the Additional Equity Contributions and the Gold Sales Arrangements shall have been obtained and be in full force and effect.

          7.17  North Vein Agreement.  The North Vein Agreement shall have been
                --------------------
duly executed and delivered by the parties thereto in form and substance satisfactory to Amax Gold and the Project Lenders and such agreement shall be in full force and effect.

          7.18  Absence of Material Adverse Effect.  There shall not have
                ----------------------------------
occurred between the date hereof and the Closing any event or circumstance that has had or reasonably can be expected to have a Material Adverse Effect.

                                  ARTICLE VII

                CONDITIONS TO OBLIGATIONS OF CYPRUS AND MAGADAN

          The obligations of Cyprus and Magadan hereunder to consummate the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Cyprus in its sole discretion):

          8.01  Representations and Warranties.  Each of the representations and
                ------------------------------
warranties made by Amax Gold in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty were made on and as of the Closing Date.

          8.02  Performance.  Amax Gold and Amax Russia shall have performed and
                -----------
complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such party at or before the Closing.

          8.03  Officers' Certificates.  Amax Gold shall have delivered to
                ----------------------
Cyprus a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of Amax Gold, substantially in the form and to the effect of Exhibit C hereto, and a certificate, dated the Closing
                          ---------
Date and executed by the Secretary or any Assistant Secretary of Amax Gold, substantially in the form and to the effect of Exhibit D hereto.
                                               ---------

          8.04  Orders and Laws.  There shall not be in effect on the Closing
                ---------------
Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Cyprus or the transactions contemplated by this Agreement of any such Law.

          8.05  Regulatory Consents and Approvals.  All consents, approvals and
                ---------------------------------
actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Cyprus, Magadan, Amax Gold, Amax Russia and Omolon to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

          8.06  Third Party Consents.  All consents (or in lieu thereof waivers)
                --------------------
necessary to permit the performance by Cyprus and Magadan of their respective obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 2.10(b) of the
                                                     ----------------------
Disclosure Schedule shall have been obtained.
-------------------

          8.07  Proceedings.  All proceedings to be taken on the part of Amax
                -----------
Gold and Amax Russia in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Cyprus, and Cyprus shall have received copies of all such documents and other evidences as Cyprus reasonably may request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          8.08  Opinions of Counsel.  Cyprus shall have received the opinion of
                -------------------
Deborah J. Friedman, Esq., General Counsel of Amax Gold, dated the Closing Date, with respect to such matters as Cyprus reasonably may request.


                                  ARTICLE IX

                POST-CLOSING AGREEMENTS CONCERNING THE PROJECT

          9.01  Intention of the Parties.  The consideration to be received by
                ------------------------
Cyprus for the transfer of Magadan to Amax Gold has been negotiated in part on the basis that Magadan will be acquired with the anticipated financing for the Project in place on the terms and conditions set forth in the EBRD Loan Agreement, the OPIC Finance Agreement, the Amended Financing Agreements and the Subordinated Loan Agreement and with credit support provided by Cyprus under the Cyprus Amax Guaranty, the Cyprus Support Agreement, the Reclamation Agreement and the Subordinated Loan Guaranties. Cyprus and Amax Gold recognize (i) that, inasmuch as Cyprus has provided such credit support for the obligations of Omolon under the EBRD Loan Agreement, the OPIC Finance Agreement, the Amended Financing Agreements and the Subordinated Loan Agreement, situations may arise in which Cyprus may be obligated to make payments under the Cyprus Amax Guaranty or the Subordinated Loan Guaranty of Cyprus and (ii) that Amax Gold, under certain circumstances, will be entitled to look to Cyprus to fund demands on Amax Gold or Magadan to pay such lenders. In the event Cyprus makes any such payment, provision will need to be made for the repayment of such amounts by Omolon and, under limited circumstances, Magadan or Amax Gold. Set forth below are the arrangements for dealing with such obligations should they arise, as well as certain related indemnities and agreements.

          9.02  Obligations of Amax Gold in Connection With the Financing
                ---------------------------------------------------------
Agreements, the Amended Financing Agreements or the Subordinated Loan Agreement.
-------------------------------------------------------------------------------

                (a) Following the Closing Amax Gold shall use its Commercially Reasonable Efforts: (i) to cause Omolon (through Magadan pursuant to its status as the "Foreign Party" under the Omolon Charter) to comply with its obligations under the EBRD Loan Agreement, the OPIC Finance Agreement, the Amended Financing Agreements and the Subordinated Loan Agreement, including, without limitation, obligations regarding Project Completion and maintenance of the Loan Life Debt Service Coverage Ratio (as defined in the Financing Agreements); (ii) to assume and perform, as the assignee of Cyprus, the obligations of Cyprus under the Cyprus Support Agreement and the Reclamation Agreement (provided that Amax Gold's liability for any failure to perform such obligations shall be limited as provided in Section 9.04(b)); and (iii) to pledge the Surviving Corporation Common Stock under an agreement reasonably satisfactory to the Project Lenders.

                (b) Following the Closing, Amax Gold shall keep Cyprus informed regarding the status of the Project (including liquidity needs of the Project and progress toward Project Completion) and any circumstances regarding the Project that Amax Gold believes may lead to a demand for payment under the Cyprus Amax Guaranty or the Subordinated Loan Guaranty of Cyprus. Upon the request of Cyprus, Amax Gold shall provide Cyprus with access at all reasonable times to the Project and such employees, documents and information relating to the Project as Cyprus reasonably may request.

          9.03  Obligations of Cyprus in Connection With the Financing
                ------------------------------------------------------
Agreements or the Amended Financing Agreements or the Subordinated Loan
-----------------------------------------------------------------------
Agreement.  Following the Closing, Cyprus (i) shall continue to be obligated
---------
under and comply with the Cyprus Amax Guaranty in the event any payment is due to the Project Lenders under the Cyprus Amax Guaranty or the Bank under the Subordinated Loan Guaranties, whether or not such payment is due in respect of the obligations (or defaults with respect thereto) under the Financing Agreements or the Amended Financing Agreements or the Subordinated Loan Agreement that have been assumed by or assigned to Amax Gold; (ii) shall use its Commercially Reasonable Efforts to prevent a default from occurring with respect to actions or events with respect to Cyprus or Cyprus Gold that would constitute a default under Section 5.03(c) of the Cyprus Support Agreement or any of Sections 7.01(d), 7.01(f), 7.01(g) and 7.01(n) of the EBRD Loan Agreement or the OPIC Finance Agreement, or under Section 7.01(o) of the EBRD Loan Agreement or the OPIC Finance Agreement (solely to the extent that such action or event referred to in Section 7.01(o) prevents, limits or restricts Cyprus' ability to perform the Cyprus Amax Guaranty); (iii) shall fund any payment required to be made to the Project Lenders under the Cyprus Magadan Guaranty or the Cyprus Support Agreement or to the Bank under the Subordinated Loan Agreement, unless such payment has already been made by Cyprus under the Cyprus Amax Guaranty or the Subordinated Loan Guaranty of Cyprus; and (iv) shall indemnify and hold harmless Amax Gold from and against all Losses arising out of Cyprus' failure to comply with this Section 9.03.

          9.04  Additional Obligations Following Demand By The Project Lenders.
                --------------------------------------------------------------

                (a) In the event the Project Lenders make a demand for payment under the Cyprus Amax Guaranty or the Bank makes a demand for payment under the Subordinated Loan Guaranty of Cyprus, then Amax Gold shall use its Commercially Reasonable Efforts (through Magadan pursuant to its status as the "Foreign Party" under the Omolon Charter) to cause Omolon to agree to repay Cyprus for any amounts so paid by Cyprus (under an agreement with such terms as are reasonably acceptable to Cyprus and Omolon and, if amounts remain outstanding under the Financing Agreements or the Amended Financing Agreements or the Subordinated Loan Agreement after giving effect to such payment, the Project Lenders and the Bank respectively). In the event Cyprus makes payment under the Cyprus Amax Guaranty or the Subordinated Loan Guaranty of Cyprus, Cyprus shall be subrogated to the rights of the Project Lenders and the Bank as the case may be, to the extent of such payment and to the extent permissible under the Financing Agreements, the Amended Financing Agreements on the one hand and the Subordinated Loan Agreement on the other hand, and Cyprus shall not, without the prior consent of Amax Gold (which shall not be unreasonably withheld), declare a default or exercise remedies under the Financing Agreements, the Amended Financing Agreements or the Subordinated Loan Agreement based on the events or circumstances that gave rise to the demand for payment under the Cyprus Amax Guaranty or the Subordinated Loan Guaranty of Cyprus. The parties acknowledge that in such event the circumstances surrounding the Project are likely to have changed materially and agree to negotiate in good faith with each other and Omolon an amendment to the Financing Agreements, the Amended Financing Agreements and the Subordinated Loan Agreement to avoid declaration of a default or the exercise of remedies upon the occurrence of non-material breaches.

                (b) (i) In the event that any default occurs under the Financing Agreements or the Amended Financing Agreements, resulting in a demand for payment under the Cyprus Amax Guaranty, and if such default is a result of the gross negligence or willful misconduct by Amax Gold in the performance of its obligations assumed under the Cyprus Support Agreement and the Reclamation Agreement, then in addition to following the procedures set forth in Section 9.04(a), Amax Gold shall reimburse Cyprus for any portion of such payment with respect to which Omolon fails to reimburse Cyprus on a timely basis.

                    (ii) In the event that any default occurs under the Subordinated Loan Agreement resulting in a demand for payment under the Subordinated Loan Guaranty of Cyprus, then in addition to following the procedures set forth in Section 9.04(a), to the extent Omolon fails to reimburse Cyprus within 30 days of the demand for payment under the Subordinated Loan Guaranty of Cyprus, then Amax Gold shall reimburse Cyprus within 30 days for any unreimbursed amount.

                (c) In the event the Project Lenders have made (or threatened to make) a demand for payment under the Cyprus Amax Guaranty, and in the event Amax Gold determines that continuation of the Project would have a material adverse effect on the business, condition (financial or otherwise), results of operations, Assets and Properties, liabilities or prospects of Amax Gold, Amax Gold shall have the right to offer all of its right, title and interest in the Surviving Corporation Common Stock to Cyprus and Cyprus shall have 30 days from receipt of notice of such offer to accept or reject such offer. Any failure of Cyprus to respond within such time period shall be deemed a rejection of such offer in accordance with Section 9.04(c)(ii).

                    (i) If Cyprus accepts Amax Gold's interest in the Surviving Corporation Common Stock, (A) Amax Gold shall deliver all of its right, title and interest in such shares to Cyprus; (B) Cyprus shall use its Commercially Reasonable Efforts to assume, and shall, whether or not such assumption is permitted by the Project Lenders or the Bank, indemnify and hold harmless Amax Gold against any Losses suffered or incurred by Amax Gold in connection with Amax Gold's obligations under the Cyprus Support Agreement and the Reclamation Agreement and the pledge by Amax Gold of the Surviving Corporation Common Stock; and (C) Amax Gold and Cyprus shall indemnify and hold harmless each other (the "Indemnified" and "Indemnifying" Party, as the case may be) with respect to any Losses suffered or incurred by the Indemnified Party as a result of the actions or omissions of the Indemnifying Party in connection with the Indemnifying Party's operation of the Project; provided that Amax Gold shall have no liability hereunder to Cyprus with respect to any Losses arising out of obligations of Amax Gold or Cyprus to the Project Lenders or the Bank pursuant to the Financing Agreements, the Amended Financing Agreements, the Subordinated Loan Agreement or this Agreement, except to the extent such liability arises under Section 9.04(b)(i); and provided further that Cyprus shall have no liability hereunder to Amax Gold with respect to any Losses arising out of payment or other obligations of Cyprus or Amax Gold to the Project Lenders or the Bank pursuant to the Financing Agreements, the Amended Financing Agreements, the Subordinated Loan Agreement or this Agreement, except to the extent such liability arises under Section 9.03, 9.04(c)(i)(B) or 9.04(c)(ii); or

                    (ii) if Cyprus rejects the Surviving Corporation Common Stock, then Amax Gold shall retain its obligations under the Reclamation Agreement and Section 9.04(b)(ii) but shall be released from (A) any obligation to Cyprus under Section 9.02, including, without limitation, obligations to continue to operate the Project, to obtain Project Completion or otherwise perform under the Cyprus Support Agreement; and (B) any obligations to reimburse Cyprus under Section 9.04(b)(i) in connection with any payments made under the Cyprus Amax Guaranty, unless such obligation under Section 9.04(b)(i) arose prior to Amax Gold's offer of Surviving Corporation Common Stock to Cyprus under
Section 9.04(c).

          9.05  Project Liquidity Needs.  If at any time Amax Gold reasonably
                -----------------------
determines that the estimated liquidity needs of the Project (including without limitation cost overruns in the construction and operation of the Project) will exceed cash projected to be available to the Project, it will promptly give Cyprus notice of the estimated amount and timing of each such need for liquidity (a "Liquidity Need"). In the event that Amax Gold gives any such notice,
    --------------

                (a) Amax Gold shall use its Commercially Reasonable Efforts to cause Magadan (in its capacity as "Foreign Party" under the Omolon Charter) to negotiate with (x) the Project Lenders or other financial institutions to obtain additional loans on commercially reasonable terms to cover such Liquidity Need, and/or (y) the Russian Shareholders to obtain cash contributions by the Omolon shareholders of paid-in capital or Subordinated Shareholder Loans to cover such Liquidity Need. Amax Gold shall keep Cyprus informed of the progress of such efforts.

                (b) If the efforts of Magadan under clause (a) do not result in obtaining funding sufficient to fund the Liquidity Need, Amax Gold will use Commercially Reasonable Efforts to arrange for funds to be made available to Omolon to cover such Liquidity Need on terms reasonably acceptable to Amax Gold and Omolon. Amax Gold will keep Cyprus informed of the progress of such efforts.

                (c) If Amax Gold gives notice to Cyprus that it will not be able to fund all or any portion of such Liquidity Need in a timely fashion, then Cyprus will have the right, but not the obligation, to fund such Liquidity Need (or portion thereof) by making an advance to Omolon.

                    (i) In the event such advance or advances do not exceed $5 million in the aggregate, each such advance shall be repayable in six months and bear a commercially reasonable interest rate for projects in the Russian Federation, and be unsecured and subordinated in right of payment and collection to the obligations owing to the Project Lenders; and

                    (ii) To the extent that such unsecured advances exceed or have exceeded $5 million in the aggregate, or have been outstanding more than six months, then Cyprus shall make or convert such short term advances to a term loan on commercially reasonable terms reasonably satisfactory to Cyprus, Omolon and Amax Gold (with due regard to the amount thereof, the then current projections of future revenues and operating costs of the Project, the period for the repayment of the advance, the cost of funds to projects in the Russian Federation, subordination in right of payment and collection to the obligations owing to the Project Lenders, and other relevant factors). Amax Gold will, subject to the requirements of its then existing financing obligations and applicable law, guaranty to Cyprus the payment when due of amounts owing in respect of any such advances. Amax Gold shall be entitled, subject to its fiduciary duties, contractual obligations and requirements of applicable law relating to the issuance of stock, to satisfy its obligation to make any payment under such guaranty either in cash or, with the consent of Cyprus, by issuing to Cyprus shares of Amax Gold Common Stock valued at the Average Market Price at the date payment is made under such guaranty. In the event that Cyprus does not consent to the payment of guaranty obligations in shares of Amax Gold Common Stock, Cyprus acknowledges that Amax Gold may fund such guaranty payment through the public or private sale of equity or debt securities.

          9.06  Obligations of Omolon.  Nothing in this Article IX shall be
                ---------------------
construed as limiting in any way the liability of Omolon to pay and perform its obligations under the Financing Agreements, the Amended Financing Agreements, the Subordinated Loan Agreement, or any loan or other agreement pursuant to
Section 9.08 or 9.09, or the right of Cyprus or Amax Gold to be subrogated to the rights of any lender against Omolon to the extent of any payment by Cyprus or Amax Gold to any lender of amounts under the Cyprus Amax Guaranty or the Subordinated Loan Guaranties, as the case may be.

          9.07  Termination of Rights and Obligations.  Anything herein to the
                -------------------------------------
contrary notwithstanding, the rights and obligations of Cyprus and Amax Gold under Sections 9.01 through 9.07 shall terminate automatically upon the termination in full of the Cyprus Magadan Guaranty in accordance with Section
4.01 thereof and of the Cyprus Amax Guaranty or the Subordinated Loan Guaranties, as the case may be, and after such termination, Amax Gold shall indemnify Cyprus and hold it harmless from and against any and all Losses that may be suffered or incurred by Cyprus in relation to the Reclamation Agreement; provided that the provisions of Sections 9.02(a)(ii), 9.03(ii), (iii) and (iv), 9.04(b), 9.04(c)(i)(C), 9.04(c)(ii), 9.05 and 9.07 shall survive such termination until 60 days following the expiration of any applicable statute of limitations (including all periods of extension, whether automatic or permissive).

          9.08  Debt Prepayment.
                ---------------

                (a) To the extent permitted under the Financing Agreements and the Amended Financing Agreements without requiring any prepayment of outstanding loans thereunder, amounts outstanding under the Subordinated Loan Agreement are to be partially prepaid in an amount equal to the difference between (i) U.S. $228 million and (ii) the aggregate costs relating to construction and start up of the Project through the Project Production Date, which shall include working capital, but which shall exclude any costs for 1997 Operating Supplies (defined below).

                (b) Within 30 days following Project Production Date, Amax Gold shall, after conferring with Omolon, prepare and deliver to Cyprus a detailed schedule showing the sums described in Section 9.08(a) above. To the extent permitted under the Financing Agreements and the Amended Financing Agreements without requiring any prepayment thereunder, if such sums show that $228 million exceeds such aggregate costs, Amax Gold shall use Commercially Reasonable Efforts to cause Omolon to prepay such amount to the Bank within 30 days of the delivery of such schedule, or if Omolon fails to make such prepayment, Amax Gold shall make such prepayment no later than 10 days following the date such prepayment from Omolon was due. In order to fund such prepayment by Omolon, Amax Gold shall use Commercially Reasonable Efforts to cause Magadan (as the "Foreign Party" under the Omolon Charter) to negotiate with the Russian Shareholders to obtain cash contributions by the Omolon shareholders of paid-in capital or short-term loans to Omolon sufficient to make such reimbursement, or if such efforts of Magadan do not result in Omolon obtaining sufficient funding, to arrange for funds to be made available to Omolon in an amount sufficient to make such prepayment. In the event Amax Gold makes such prepayment to the Bank, Amax Gold shall be subrogated to the rights of the Bank against Omolon with respect to the amount of such reimbursement. In the event the Finance Agreements and the Amended Finance Agreements do not permit the prepayment contemplated by Section 9.08 without requiring any prepayment thereunder, neither Omolon nor Amax Gold shall have any obligation to make such prepayment.

                (c) If Amax Gold notifies Cyprus of a disagreement regarding the amount of such repayment and if such dispute is not resolved between the parties within 30 days, either party may submit the matter to binding and final decision by arbitration pursuant to Section 11.02(c). In the event of such a disagreement, amounts not in dispute shall be paid within 30 days of the delivery of the schedule referred to above, and any amount in dispute shall be paid into an interest bearing escrow account with interest being paid to the prevailing party.

          9.09  Operating Supplies.
                ------------------

                (a) The Parties acknowledge that, due to the Project's remote northern location, the Project's annual requirements for parts, materials and supplies ("Operating Supplies") can be purchased and delivered to the Project most cost efficiently in the winter over the ice road. Since the Project will commence operations in 1997, it is necessary to obtain and deliver Operating Supplies for 1997 ("1997 Operating Supplies") beginning in the fall of 1996. Further, through the Closing Date the costs of 1997 Operating Supplies are being funded primarily by Cyprus which is purchasing supplies and arranging for transport on behalf of Omolon. Any 1997 Operating Supplies that are funded with the proceeds from the Financing Agreements and the Amended Financing Agreements shall be addressed pursuant to Section 9.08. In order to facilitate the financing of these costs and provide reimbursement to Cyprus, Omolon and Cyprus, with the cooperation of the Russian Shareholders, are seeking a working capital line of credit for Omolon.

                (b) Within 30 days of the Closing Date, Magadan shall, after conferring with Omolon, prepare and deliver to Cyprus a schedule of expenditures for 1997 Operating Supplies funded by Cyprus. Amax Gold shall use Commercially Reasonable Efforts to cause Omolon to reimburse Cyprus within 30 days of delivery of such schedule of expenditures by taking the actions called for by the following sentence, or if such efforts do not result in timely reimbursement of Cyprus, Amax Gold shall make such reimbursement to Cyprus directly no later than 10 days following the date reimbursement from Omolon was due. Amax Gold shall use Commercially Reasonable Efforts (i) to cause Omolon to reimburse Cyprus from the 1997 Line of Credit, (ii) if the 1997 Line of Credit is not available, to cause Magadan (as the "Foreign Party" under the Omolon Charter) to negotiate with the Russian Shareholders to obtain cash contributions by the Omolon shareholders of paid-in capital or short-term loans to Omolon sufficient to make such reimbursement, or (iii) if such efforts of Magadan do not result in Omolon obtaining sufficient funding, to arrange for funds to be made available to Omolon in an amount sufficient to make such reimbursement. In the event Amax Gold makes such reimbursement to Cyprus, Amax Gold shall be subrogated to the rights of Cyprus against Omolon with respect to the amount of such reimbursement.

                (c) Amax Gold or Cyprus may notify the other of a disagreement regarding the contents of such schedule, and if such dispute is not resolved between Amax Gold and Cyprus within an additional 30 days, either party may submit the matter to binding and final decision by arbitration pursuant to
Section 11.02(c). In the event of such a disagreement, amounts not in dispute shall be paid as set forth in Section 9.09(b) and any amount in dispute shall be paid into an interest bearing escrow account with interest being paid to the prevailing party.

                (d) To the extent permitted under the Financing Agreements and the Amended Financing Agreements, Cyprus shall use its Commercially Reasonable Efforts to cause Magadan (in its capacity as "Foreign Party under the Omolon Charter) to seek the assistance and cooperation of the Russian Shareholders to obtain for Omolon at or before Closing a working capital bank line of credit of at least U.S. $20 million to finance the acquisition and delivery of the Project's 1997 Operating Supplies the ("1997 Line of Credit").


                                   ARTICLE X

                         SURVIVAL OF REPRESENTATIONS,
                     WARRANTIES, COVENANTS AND AGREEMENTS

          10.01 Survival of Representations, Warranties, Covenants and
                ------------------------------------------------------
Agreements. Notwithstanding any right of Amax Gold (whether or not exercised) to
----------
investigate the affairs of Magadan and Omolon or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Cyprus and Amax Gold have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement; provided, however, that for purposes of Articles X and XI hereof, Amax Gold shall be deemed to have waived the failure of any representation or warranty of Cyprus to be true and correct in any material respect to the extent Amax Gold had Knowledge arising from the AGI Activities of such failure to be true and correct. The representations, warranties, covenants and agreements of Cyprus and Amax Gold contained in this Agreement will survive the Closing (a) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to the representations and warranties contained in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.09, 2.13(a)
and (b), 3.01, 3.02, 3.04, 3.05 and 5.04 (relating to tax matters), and the covenants and agreements contained in Section 14.03, (b) in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, until six months following the Closing Date, and (c) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the expiration of the applicable statute of limitations (including all periods of extension whether automatic or permissive) with respect to any other such covenant or agreement; except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a), (b) or
(c) above will continue to survive (as to the applicable matter) if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under
Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.


                                  ARTICLE XI

                                INDEMNIFICATION

          11.01 Other Indemnification.
                ---------------------

                (a) Subject to paragraph (c) of this Section and the other Sections of this Article XI, Cyprus shall indemnify the Amax Gold Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Cyprus (with respect to itself, Cyprus Gold, Magadan or Omolon) contained in this Agreement.

                (b) Subject to paragraph (c) of this Section and the other Sections of this Article XI, Amax Gold shall indemnify the Cyprus Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Amax Gold (with respect to itself and Amax Russia) contained in this Agreement.

                (c) No amounts of indemnity shall be payable in respect of a Loss arising under Section 11.01(a) or (b) in respect of any breach of warranty by Cyprus or Amax Gold, as the case may be, unless, until and then only to the extent that the Indemnified Party thereunder has suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $1,000,000 in the aggregate; provided that the foregoing limitation shall not apply to a misrepresentation or breach of warranty by Cyprus contained in Sections 2.02, 2.05, 2.09, 2.10 and 2.14(a) and (b) or by Amax Gold contained in Sections 3.02,
3.03 and 3.05. Notwithstanding that the Loss is less than $1,000,000 and therefore not subject to indemnification hereunder, the procedures set forth in this Article XI shall nonetheless apply, but such procedures may be prosecuted only at the time that claims for indemnification in the aggregate then exceed $1,000,000.

          11.02 Method of Asserting Claims.  All claims for indemnification by
                --------------------------
any Indemnified Party under Section 11.01 will be asserted and resolved as follows:

                (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Cyprus, Cyprus Gold, Magadan, Omolon, Amax Gold or any Affiliate of Cyprus or Amax Gold (a "Third Party Claim"), the Indemnified Party shall deliver a Claim
              -----------------
Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                    (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party such Third Party Claim by all appropriate proceedings. Settlement of such Third Party Claim will be at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full by reason of Section 11.01(c)). If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation.

                   (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation. If the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause
(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such dispute.

                (b) In the event any Indemnified Party should have a claim under
Section 11.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party has within the Dispute Period notified the Indemnified Party that the Indemnifying Party disputes its liability with respect to such claim, the chief executive officers of Amax Gold and Cyprus (or other executive officers appointed by them) shall meet for the purpose of proceeding in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within 60 days following receipt by Indemnified Party of such notice, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 11.02.

                (c) Any dispute submitted to arbitration pursuant to this
Article XI shall be determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, by a panel of three (3) arbitrators selected in accordance with said Commercial Arbitration Rules (the "Board of Arbitration"). In the event of conflict between the provisions of this Agreement and the provisions of said Commercial Arbitration Rules, the provisions of this Agreement shall prevail. Any questions of whether a dispute should be arbitrated under this Article XI shall be decided by the Board of Arbitration. The Board of Arbitration shall meet in Denver, Colorado or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. Each party may pursue any method of discovery permitted by the Federal Rules of Civil Procedure, notwithstanding Rule 81(a)(3) thereof. The Board of Arbitration may issue a protective order to reasonably protect a participant's competitive and confidential information. The Board of Arbitration shall be bound to enforce any applicable statute of limitations. Any decision made by the Board of Arbitration shall be final and binding on the parties and may be entered in any court of competent jurisdiction. If the parties settle the dispute in the course of the arbitration, such settlement shall be approved by the Board of Arbitration on request of either party and become the award. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any; provided, however, that the expenses and fees of the members of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by the Indemnifying Party and the Indemnified Party.


                                  ARTICLE XII

                                  TERMINATION

          12.01 Termination.  This Agreement may be terminated, and the
                -----------
transactions contemplated hereby may be abandoned:

                (a) at any time before the Effective Time, before or after approval of the stockholders of Amax Gold, by mutual written agreement of Cyprus and Amax Gold;

                (b) at any time before the Effective Time, by Cyprus or Amax Gold, upon notification of the non-terminating parties by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of Commercially Reasonable Efforts, provided the failure of such condition to be satisfied is not caused by a breach of this Agreement by the terminating party;

                (c) at any time before the Effective Time (i) by Cyprus if Amax Gold or Amax Russia shall have failed to comply in any material respect with any of their respective covenants or agreements contained herein, unless the breaching party cures such breach on or before 15 days, or within such longer time as the parties reasonably may agree, after Cyprus notifies the breaching party of such breach; or (ii) by Amax Gold if Cyprus, Cyprus Gold or Magadan shall have failed to comply in any material respect with any of their respective covenants or agreements contained herein, unless the breaching party cures such breach on or before 15 days, or within such longer time as the parties reasonably may agree, after Amax Gold notifies the breaching party of such breach; or

                (d) at any time after March 31, 1997 by Cyprus or Amax Gold upon notification of the non-terminating parties by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

          12.02 Effect of Termination.  If this Agreement is validly terminated
                ---------------------
pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Cyprus or Amax Gold (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section
14.03 and confidentiality in Section 14.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b), (c) or (d),

Cyprus will remain liable to Amax Gold for any willful breach of this Agreement by Cyprus existing at the time of such termination, and Amax Gold will remain liable to Cyprus for any willful breach of this Agreement by Amax Gold existing at the time of such termination, and Cyprus or Amax Gold may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.


                                  ARTICLE XII

                                  DEFINITIONS

          13.01 Definitions. (a) Defined Terms.  As used in this Agreement, the
                -----------      -------------
following defined terms have the meanings indicated below:

          "Acquisition" means, with respect to any Additional Deposit, the
           -----------
acquisition of the right to develop that deposit in accordance with the Law "On the Subsoil" of the Russian Federation (No. 2395-1 of February 21, 1992 as amended on March 3, 1995) or any successor Law (and the terms "Acquire" and
                                                               -------
"Acquired" shall be construed accordingly).
---------

          "Additional Deposit" means any mineral deposit located in the
           ------------------
territory of the Russian Federation that is Acquired by Amax Gold (or any Person in which Amax Gold directly or indirectly holds an Ownership Interest) other than (i) deposits any portion of which are located within the boundaries described in the Omolon License (as from time to time in effect), (ii) deposits acquired pursuant to the Exploration Joint Venture Agreement, between Amax Gold and Cyprus, effective January 1, 1994, as amended, and (iii) ore, deposits or other interests of any kind pursuant to the North Vein Agreement.

          "Additional Equity Contribution" means the additional U.S. $6,000,000
           ------------------------------
to be contributed by the shareholders of Omolon (U.S. $3,000,000 by Magadan and the equivalent of U.S. $3,000,000 in roubles by the other shareholders of Omolon) in connection with the Amended Financing Agreements and the Subordinated Loan Agreement and all amendments or supplements to the Foundation Agreement or Omolon Charter and/or other agreements entered into by such shareholders in relation thereto.

          "Affiliate" means any Person (but with respect to Cyprus and Cyprus
           ---------
Gold, excluding Amax Gold and any subsidiary of Amax Gold; and with respect to Amax Gold and Amax Russia, excluding Cyprus and any subsidiary of Cyprus which is not Amax Gold or a subsidiary of Amax Gold) that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

          "AGI Activities" means all work performed by Amax Gold commencing on
           --------------
February 1, 1995 pursuant to the Services Agreement and with respect to the Project, as follows: (i) Amax Gold's assumption at the request of Cyprus of primary management and direction of the Project (and with the assistance of personnel from the Cyprus' project development group seconded to Amax Gold since March 1996), including without limitation all day-to-day accounting, personnel, engineering, construction, procurement, logistics, mining and metallurgical functions; and (ii) Amax Gold's assumption of joint responsibility with Cyprus for certain functions, including certain accounting and tax matters, governmental and shareholder relations and exploration; provided, however, that Cyprus retained primary responsibility for all matters relating to financing, tax and insurance and all legal matters.

          "Agreement" means the Agreement and Plan of Reorganization, dated
           ---------
January 24, 1996, as amended (and restated for convenience) in this Amended and Restated Agreement and Plan of Reorganization and the Exhibits, the Disclosure Schedule and the certificates delivered in accordance with Sections 7.03 and 8.03, as the same shall be amended from time to time.

          "Amax Gold Common Stock" has the meaning ascribed to it in Section
           ----------------------
1.08(a).

          "Amax Gold Indemnified Parties" means Amax Gold and its Affiliates and
           -----------------------------
each of their respective officers, directors, employees and agents.

          "Amax Russia Common Stock" has the meaning ascribed to it in Section
           ------------------------
1.03(a).

          "Amended Financing Agreements" means those amendments to the Financing
           ----------------------------
Agreements, to be entered into by the parties thereto at or prior to the Closing Date on terms substantially the same as those in the Omolon Gold Mining Company-Summary Terms of Additional Financing provided to Omolon by the Project Lenders and all related agreements and documents set forth on Schedule 5.06 of the Disclosure Schedule.

          "Assets and Properties" of any Person means all assets and properties
           ---------------------
of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property.

          "Average Market Price" means, on any date, the average of the daily
           --------------------
closing sales prices of Amax Gold Common Stock as reported on the Composite Transactions Tape of the NYSE reporting system for the ten consecutive full trading days in which such shares are traded on the NYSE ending two trading days prior to such date, subject to appropriate adjustment if any event described in
Section 1.11 occurs, or any ex-dividend date with respect to any such event occurs, between the beginning of such ten trading day period and the date Contingent Payment Shares are delivered in connection with such calculation of the Average Market Price.

          "Average Metal Price" means, (i) with respect to gold as of any date,
           -------------------
the one-year average London P.M. fixing ending on the day immediately prior to such date, (ii) with respect to silver as of any date, the one-year average Handy & Harmon daily quote ending on the day immediately prior to such date,
(iii) with respect to copper as of any date, the one-year average London Metals Exchange Grade "A" Settlement quotation as published in Metals Week ending on the day immediately prior to such date, and (iv) with respect to any other metal as of any date, the one-year average of the daily closing sales price of such metal ending on the day immediately prior to such date published by a mutually agreed upon representative source establishing the market price for such metals.

          "Bank" means a Russian bank owned by non-Russian shareholders licensed
           ----
to do banking business in the Russian Federation that is the lender under the Subordinated Loan Agreement.

          "Board of Arbitration" has the meaning ascribed to it in Section
           --------------------
11.02(c).

          "Books and Records" means all files, documents, instruments, papers,
           -----------------
books and records relating to the Business or Condition of Magadan and Omolon, including without limitation financial statements, Tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "Business or Condition of Magadan and Omolon" means the business,
           -------------------------------------------
condition (financial or otherwise), results of operations, Assets and Properties, liabilities or prospects of Magadan and Omolon, taken as a whole.

          "Certificate of Merger" has the meaning ascribed to it in Section
           ---------------------
1.02.

          "Claim Notice" means written notification of a Third Party Claim as to
           ------------
which indemnity under Section 11.02 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.02, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

          "Closing" has the meaning ascribed to it in Section 1.04.
           -------

          "Closing Date" has the meaning ascribed to it in Section 1.04.
           ------------

          "Closing Shares" has the meaning ascribed to it in Section 1.08(a).
           --------------

          "Commercially Reasonable Efforts" shall mean commercial actions by
           -------------------------------
Amax Gold or Cyprus, as the case may be, that are reasonable in light of the size of the Project and its financial requirements, and in any event shall not require Amax Gold or Cyprus to take any action that would have a material adverse effect on Amax Gold's or Cyprus' other projects or financing arrangements. Any obligation of a party to use Commercially Reasonable Efforts to cause another Person to take action shall be subject to such party's fiduciary duties, contractual obligations and requirements of applicable law.

          "Constituent Corporation" has the meaning ascribed to it in Section
           -----------------------
1.01.

          "Contingent Payment Event" means, with respect to any Additional
           ------------------------
Deposit, the later of the date on which Amax Gold (or any Person in which Amax Gold holds directly or indirectly an Ownership Interest) shall have Acquired such Additional Deposit and the date on which the existence and number of Reserve Ounces has been established with respect to such Additional Deposit.

          "Contingent Payment Shares" has the meaning ascribed to it in Section
           -------------------------
1.09.

          "Contract" means any agreement, charter, lease, license, evidence of
           --------
Indebtedness, mortgage, indenture, permit, security agreement or other contract (whether written or oral) in relation to any Person or Governmental Authority.

          "Cyprus" has the meaning ascribed to it in the forepart of this
           ------
Agreement.

          "Cyprus Amax Guaranty"  means the guaranties, dated as of June 30,
           --------------------
1995, by Cyprus in favor of each of the Project Lenders, as amended from time to time, including the guaranty of the Amended Financing Agreements.

          "Cyprus Gold" has the meaning ascribed to it in the forepart of this
           -----------
Agreement.

          "Cyprus Indemnified Parties" means Cyprus and its Affiliates and each
           --------------------------
of their respective officers, directors, employees and agents.

          "Cyprus Magadan Guaranty" means the guaranties, dated as of June 30,
           -----------------------
1995, by Magadan in favor of each of the Project Lenders.

          "Cyprus Support Agreement" means the agreement, dated as of August 30,
           ------------------------
1995, among Omolon, Cyprus, Magadan and the Project Lenders.

          "Development Plan" means the draft development plan for the Project
           ----------------
dated June 11, 1996.

          "DGCL" has the meaning ascribed to it in Section 1.01.
           ----

          "Disclosure Schedule" means the record delivered to Amax Gold by
           -------------------
Cyprus herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Cyprus pursuant to this Agreement.

          "Dispute Period" means the period ending thirty (30) days following
           ---------------
receipt by an Indemnifying Party of either a Claim Notice or an Indemnity
Notice.

          "EBRD" means the European Bank for Reconstruction and Development.
           ----

          "EBRD Loan Agreement" means the Loan Agreement dated as of June 30,
           -------------------
1995 between Omolon and EBRD.

          "Effective Time" has the meaning ascribed to it in Section 1.02.
           --------------

          "Environmental Law" means any Law or Order relating to the regulation
           -----------------
or protection of human health, safety or the environment or to releases or threatened releases of pollutants or hazardous materials or wastes into the environment.

          "Financing Agreements"  means those agreements set forth on Section
           --------------------                                       -------
2.14 of the Disclosure Schedule under the heading "Financing Agreements".
-------------------------------

          "Foundation Agreement" means the agreement, dated February 26, 1993,
           --------------------
between Cyprus and the Russian Shareholders, as amended, and as further amended by the Shareholders Agreement dated June 6, 1996.

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied throughout the specified period and in the immediately prior comparable period.

          "Gold Sales Arrangements" means the agreement with Roskomdragmet,
           -----------------------
dated May 29, 1996, or agreements, licenses and related documents providing for the sale of gold produced by the Project on the same or substantially the same terms as such agreement with Roskomdragmet.

          "Governmental or Regulatory Authority" means any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, the Russian Federation, any other foreign country or any domestic or foreign state, region, county, city or other political subdivision.

          "Indebtedness" of any Person means all obligations of such Person (i)
           ------------
for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnified and Indemnifying Party" means any Person claiming or
           ----------------------------------
providing indemnification under any provision of Article IX or XI.

          "Indemnity Notice" means written notification pursuant to Section
           ----------------
11.02(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

          "Knowledge of" or "Known to" any party hereto, or any party's
           ------------      --------
"Knowledge" means the knowledge of any officer, director or management-level
----------
employee of such party or its Transaction Subsidiaries and any other employee of such party listed on Section 13.01 of the Disclosure Schedule.
                     ----------------------------------------

          "Law" means all laws, statutes, decrees, rules, regulations,
           ---
ordinances and other pronouncements having the effect of law of the United States, the Russian Federation, any other foreign country or any domestic or foreign state, region, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Liabilities" means all Indebtedness, obligations and other
           -----------
liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "Licenses" means all licenses, permits, certificates of authority,
           --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "Liens" means any mortgage, pledge, assessment, security interest,
           -----
lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Liquidity Need" has the meaning ascribed to it in Section 9.05.
           --------------

          "Loss" means any and all damages, fines, fees, penalties,
           ----
deficiencies, Liabilities, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or arbitration or other proceedings or of any claim, default or assessment).

          "Magadan" has the meaning ascribed to it in the forepart of this
           -------
Agreement.

          "Magadan Common Stock" has the meaning ascribed to it in Section
           --------------------
1.03(b).

          "Magadan Financial Statements" has the meaning ascribed to such term
           ----------------------------
in Section 2.06.

          "Material Adverse Effect" means a material adverse effect on:  (a) the
           -----------------------
Project, taken as a whole, including, without limitation, the effect on the costs of construction and operation of the Project in accordance with the Development Plan, or the anticipated cash flows or profits of the Project or (b) the Business or Condition of Magadan and Omolon.

          "Merger" has the meaning ascribed to it in the forepart of this
           ------
Agreement.

          "Merger Consideration" shall have the meaning ascribed to it in
           --------------------
Section 1.03.

          "Net Intercompany Debt" shall have the meaning ascribed to it in
           ----------------------
Section 5.05.

          "North Vein Agreement" means the agreement between Omolon and
           --------------------
Evenskoye J.S.C. regarding the purchase and/or processing of certain ore by Omolon with terms substantially in accordance with a draft letter of intent proposed by Omolon on October 4, 1996.

          "NYSE" means the New York Stock Exchange.
           ----

          "Omolon" has the meaning ascribed to it in the forepart of this
           ------
Agreement.

          "Omolon Charter" means the Amended and Restated Charter by Omolon,
           --------------
dated June 6, 1996.

          "Omolon Financial Statements" has the meaning ascribed to such term in
           ---------------------------
Section 2.13(c).

          "Omolon License" means the license for the right to use the
           --------------
subsurface, series MAG, no. 10141, type B3, issued to Omolon by the Committee of the Russian Federation for Geology and Use of the Subsurface and the Magadan Regional Soviet of People's Deputies, including all annexes thereto, and the license agreement between the Magadan Oblast Duma and the Committee of the Russian Federation for Geology and Use of the

Subsurface and Omolon which is attached as Annex 1 to such license, each as amended and in effect on the date hereof.

          "Omolon Shares" has the meaning ascribed to it in the forepart of this
           -------------
Agreement.

          "OPIC" means the Overseas Private Investment Corporation, an agency of
           ----
the United States of America.

          "OPIC Insurance Contracts" shall have the meaning ascribed to it in
           ------------------------
Section 5.03.

          "OPIC Finance Agreement" means the agreement, dated as of June 30,
           ----------------------
1995, between Omolon and OPIC.

          "Option" with respect to any Person means any security, right,
           ------
subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

          "Order" means any writ, judgment, decree, injunction or similar order
           -----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Ownership Interest" means shares of common stock or any other form of
           ------------------
ownership interest in any Person which entitles the holder thereof directly or indirectly to participate in the profits of such Person.

          "Payment Demand" has the meaning ascribed to it in the Cyprus Amax
           --------------
Guaranty as in effect on the date hereof.

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Production Shares" has the meaning ascribed to it in Section 1.08(a).
           -----------------

          "Project" means the commercial development of the Kubaka gold and
           -------
silver deposit located in the Magadan Region of the Russian Federation, as further described in the Development Plan.

          "Project Agreements" means those agreements set forth on Section 2.14
           ------------------                                      ------------
of the Disclosure Schedule under the heading "Project Agreements".
--------------------------

          "Project Completion"  has the meaning given to it in Schedule Q to the
           ------------------
EBRD Loan Agreement, the OPIC Finance Agreement, and the Amended Finance Agreements each as in effect on the Closing Date.

          "Project Production Date" means the date upon which the Project ceases
           -----------------------
(in the ordinary course and consistent with past practice) to capitalize start-up costs and begins to expense operating costs in accordance with GAAP in the United States and as determined by Amax Gold in good faith.

          "Project Lenders" means EBRD and OPIC, and may include either or both.
           ---------------

          "Reclamation Agreement" means the agreement, dated as of August 10,
           ---------------------
1995, among Omolon, Cyprus and Magadan and the Russian Shareholders.

          "Replenishment Fees" means fees for the reproduction of the mineral
           ------------------
base payable pursuant to Article 44 of the Law on the Subsoil of the Russian Federation (No. 2395-1 of February 21, 1992 as amended on March 31, 1995) and implementing regulations promulgated thereunder (or substantially similar fees payable pursuant to any successor Law).

          "Representatives" has the meaning ascribed to it in Section 4.02.
           ---------------

          "Reserve Ounces" means, with respect to any Additional Deposit, (a)
           --------------
the number of contained ounces of gold constituting proven and probable reserves in any Additional Deposit, determined by Amax Gold in accordance with the definitions of ore reserves set forth in the Securities Act Industry Guide 7 promulgated by the SEC from time to time, based on a feasibility study which is prepared in accordance with industry standards by or under the supervision of Amax Gold, and (b) the number of gold equivalent ounces for any other metal that is the primary metal to be developed from such deposit, and (c) the number of gold equivalent ounces for any other metal that can be developed on a commercially reasonable basis in conjunction with, and without materially impairing the profitable production of, the primary metal to be developed from such deposit. Any number of equivalent ounces shall be calculated by multiplying the number of units of such metal (whether ounces, pounds, or some other measure) which are so determined to be proven and probable, times the Average Metal Price of such metal, and divided by the Average Metal Price for gold.

          "Reserve Value" shall have the meaning ascribed to it in Section 1.09.
           -------------

          "Russian Government Authority" or "Russian Government" means any
           ----------------------------      ------------------
Governmental or Regulatory Authority of or in the Russian Federation, or the Russian Federation or any political subdivision thereof.

          "Russian Government Authorizations" means the Omolon License and all
           ---------------------------------
other Licenses and other actions of any Russian Government Authority relating to the Project or any of the Financing Agreements or Project Agreements.

          "Russian Shareholders" means the shareholders of Omolon (other than
           --------------------
Magadan) listed in the Fourth Amendment to the Omolon Charter and the Foundation Agreement.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Security Documents" means those documents listed as Financing
           ------------------
Agreements on Section 2.14 of the Disclosure Schedule under the sub-heading
              ---------------------------------------
"Security Documents".

          "Services Agreement" means the agreement dated January 1, 1994 between
           ------------------
Cyprus and Amax Gold relating to certain services to be provided by the parties to each other from time to time as they may agree.

          "Subordinated Loan Agreement" means the $14,000,000 Loan Agreement
           ---------------------------
between Omolon Gold Mining Company and the Bank, to be entered into between Omolon and the Bank on terms acceptable to both Cyprus and Amax Gold and all related agreements and documents.

          "Subordinated Loan Guaranties" means the respective guaranties by
           ----------------------------
Cyprus and Magadan in favor of the Bank acting as lender under the Subordinated Loan Agreement; such guaranties are also referred to separately as the guaranty of Cyprus or Magadan, as appropriate.

          "Subordinated Shareholder Loans" has the meaning ascribed to it in the
           ------------------------------
EBRD Loan Agreement as in effect on the date hereof.

          "Subsidiary" means, with respect to any party, any corporation or
           ----------
other organization, whether incorporated or unincorporated, of which at least fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

          "Surviving Corporation" has the meaning ascribed to it in Section
           ---------------------
1.01.

          "Surviving Corporation Common Stock" has the meaning ascribed to it in
           ----------------------------------
Section 1.03(a).

          "Tax" means any income, gross receipts, property, sales, use, capital
           ---
gain, transfer, excise, license, production, franchise, employment, social security, occupation, payroll, registration, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, or other tax, charge, assessment, duty, levy, compulsory loan, or other direct or indirect impost of any nature whatsoever (including any interest, additions to tax, or civil or criminal penalties thereon) of the United States or any jurisdiction therein, or of any other nation or any jurisdiction therein.

          "Third Party Claim" has the meaning ascribed to it in Section
           -----------------
11.02(a).

          "Transaction Subsidiaries" with respect to (a) Cyprus, means Cyprus
           ------------------------
Gold, Magadan and Omolon and (b) Amax Gold, means Amax Russia and, with respect to and to the extent of its performance of the AGI Activities, Omolon.

                (b) Construction of Certain Terms and Phrases.  Unless the
                    -----------------------------------------
context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Magadan or Omolon; and (vi) unless otherwise defined in Article XIII or elsewhere herein, any reference to an agreement shall refer to that agreement as the same may have been amended or modified and as it is then in effect. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless NYSE trading days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                  ARTICLE XIV

                                 MISCELLANEOUS

          14.01 Notices.  All notices, requests and other communications
                -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to Amax Gold or Amax Russia, to:

          Amax Gold Inc.
          9100 East Mineral Circle
          Englewood, Colorado 80112
          Facsimile No.:  (303) 643-5507
          Attn:  President

          with a copy to:

          Amax Gold Inc.
          9100 East Mineral Circle
          Englewood, Colorado 80112
          Facsimile No.:  (303) 643-5507
          Attn:  General Counsel

          If to Cyprus or Magadan, to:

          Cyprus Amax Minerals Company
          9100 East Mineral Circle
          Englewood, Colorado  80112
          Facsimile No.:  (303) 643-5269
          Attn:  General Counsel

          with a copy to:

          Cyprus Amax Minerals Company
          9100 East Mineral Circle
          Englewood, Colorado  80112
          Facsimile No.:  (303) 643-5030
          Attn:  Director of Finance

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          14.02 Entire Agreement.  This Agreement and the Agreement and Plan of
                ----------------
Merger, dated January 24, 1996, among the parties supersede all prior discussions and agreements between the parties with respect to the subject matter hereof between the parties, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

          14.03 Expenses.  Except as otherwise expressly provided in this
                --------
Agreement (including without limitation as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Cyprus shall pay the costs and expenses of Magadan and Omolon and Amax Gold shall pay the costs and expenses of Amax Russia, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

          14.04 Public Announcements.  At all times at or before the Closing,
                --------------------
Cyprus, Cyprus Gold, Magadan, Amax Gold and Amax Russia will not issue or make any reports, statements or releases to the public with respect to this Agreement, the Closing or the transactions contemplated hereby without the consent of the other, which consent shall not be withheld unreasonably. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

          14.05 Confidentiality.  Each party hereto will hold, and will use its
                ---------------
its Commercially Reasonable Efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to
--------
Amax Gold's use of documents and information concerning Magadan and Omolon furnished by Cyprus hereunder.

          14.06 Further Assurances; Post-Closing Cooperation. (a) At any
                --------------------------------------------
time or from time to time after the Closing, Cyprus and Magadan shall execute and deliver to Amax Gold such other documents and instruments, provide such materials and information and take such other actions as Amax Gold reasonably may request more effectively to vest title to the Magadan Common Stock in Amax Gold and, to the full extent permitted by Law, to put Amax Gold in actual possession and operating control of Magadan and Omolon and their Assets and Properties and Books and Records, and otherwise to cause Cyprus and Magadan to fulfill their obligations under this Agreement.

                (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of Magadan and Omolon in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the monitoring of the progress toward Project Completion and compliance with the Development Plan as amended and in the form approved by the Project Lenders, (v) the determination or enforcement of the rights and obligations of any Indemnified Party or (vi) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                (c) If, in order properly to prepare its Tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of Magadan and Omolon not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its Commercially Reasonable Efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by any party hereto in accordance with this paragraph shall be held confidential by such party in accordance with Section 14.05.

                (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section solely with respect to the subject matter of such litigation or arbitration shall be subject to applicable rules relating to discovery.

                (e) From time to time following the Closing Date, at Amax Gold's request, Cyprus shall, pursuant to the Services Agreement, provide certain transition services to Amax Gold, Magadan and Omolon, including without limitation loan administration services and treasury services. In addition, upon the request of Amax Gold and the agreement of Cyprus, Cyprus shall, pursuant to the Services Agreement, provide treasury, loan administration, construction management and start-up services for a mutually agreeable term. Amax Gold shall be obligated to reimburse Cyprus for the costs of such services in accordance with the Services Agreement.

                (f) From time to time following the date of this Agreement, Cyprus shall assist Amax Gold in soliciting and securing the employment services of certain Cyprus employees identified to Cyprus by Amax Gold prior to the date of this Agreement (and thereafter to the extent consented to by Cyprus, which consent shall not be withheld unreasonably).

          14.07 Waiver.
                ------

                (a) Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                (b) Notwithstanding any other term or provision hereof, the parties hereto agree to waive any claim for breach or any representation, warranty, covenant or agreement under the Agreement and Plan of Merger, dated January 24, 1996, among the parties, arising out of the facts or circumstances at the Project that gave rise to the need to implement the Amended Financing Agreements, the Subordinated Loan Agreement and the Equity Contribution.

          14.08 Amendment.  This Agreement may be amended, supplemented or
                ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

          14.09 No Third Party Beneficiary.  The terms and provisions of this
                --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

          14.10 No Assignment; Binding Effect.  Neither this Agreement nor
                -----------------------------
any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Amax Gold may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XI) to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Amax Gold of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          14.11 Headings.  The headings used in this Agreement have been
                --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

          14.12 Invalid Provisions.  If any provision of this Agreement is
                ------------------
held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          14.13 Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

          14.14 Counterparts.  This Agreement may be executed in any number
                ------------
of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          14.15 Specific Enforcement.  The parties agree that irreparable damage
                --------------------
would occur in the event that any of the covenants and agreements contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Colorado or the State of Delaware or in Delaware state court; this relief shall be in addition to any other remedy to which they are entitled at law or in equity.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                            AMAX GOLD INC.


                            By: ____________________________________________
                               Name:   S. Scott Shellhaas
                               Title:  President and Chief Operating Officer


                            AMAX RUSSIA CORPORATION


                            By: ____________________________________________
                               Name:   S. Scott Shellhaas
                               Title:  President


                            CYPRUS AMAX MINERALS COMPANY


                            By: ____________________________________________
                               Name:   Francis J. Kane
                               Title:  Vice President


                            CYPRUS GOLD COMPANY


                            By: ____________________________________________
                               Name:   Francis J. Kane
                               Title:  Vice President


                            CYPRUS MAGADAN GOLD CORPORATION


                            By: ____________________________________________
                               Name:   Francis J. Kane
                               Title:  Vice President